SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

                                 -------------

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 28, 2000



                       RECKSON SERVICE INDUSTRIES, INC.
            (Exact name of Registrant as specified in its Charter)




                                   Delaware
                           (State of Incorporation)


               0-30162                                     11-3383642
       (Commission File Number)                    (IRS Employer Id. Number)

      230 Park Avenue, 10th Floor                            10169
           New York, New York                              (Zip Code)
(Address of principal executive offices)



                                (212) 931-8000
             (Registrant's telephone number, including area code)

     Reckson Service Industries, Inc. (the "Company") is filing this Current Report on Form 8-K to file the financial information below relating to the merger of VANTAS Incorporated, a subsidiary of the Company, with HQ Global Workplaces, Inc. (the "Merger"). The Company previously reported the Merger in a Current Report on Form 8-K filed with the Securities and Exchange Commission on or about January 25, 2000.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a) Financial Statements of Business Acquired

     HQ Global Workplaces, Inc. and Subsidiaries and its Predecessor Entities
     ------------------------------------------------------------------------
      - Consolidated Financial Statements
     ------------------------------------

     Report of Independent Accountants

     Consolidated Balance Sheets as of December 31, 1999 and December 31, 1998

     Consolidated Statements of Income for the years ended December 31, 1999,
          1998 and 1997

     Consolidated Statements of Stockholders' Equity for the years ended
          December 31, 1999, 1998 and 1997

     Consolidated Statements of Cash Flows for the years ended December 31,
          1999, 1998 and 1997

     Notes to Consolidated Financial Statements

     OmniOffices (UK) Limited - Consolidated Financial Statements
     ------------------------------------------------------------

     Report of the auditors to the members of OmniOffices (UK) Limited

     Group Profit and Loss Account for the year ended December 31, 1999 and for the nine months ended December 31, 1998

     Statement of Total Recognized Gains and Losses for the year ended December
          31, 1999 and for the nine months ended December 31, 1998

     Group and OmniOffices (UK) Limited Balance Sheets as of December 31, 1998
          and December 31, 1998

     Group Statements of Cash Flows for the year ended December 31, 1999 and the nine months ended December 31, 1998

     Notes to Financial Statements

     (b) Pro Forma Financial Information

     Reckson Service Industries, Inc. and Subsidiaries
     -------------------------------------------------

     Pro Forma Condensed Consolidating Balance Sheet (unaudited) as of
          December 31, 1999

     Pro Forma Condensed Consolidating Statement of Operations (unaudited) for the year ended December 31, 1999

     Notes to Pro Forma Consolidated Financial Statements (unaudited)

     HQ - NEWCO
     ----------

     Pro Forma Condensed Consolidating Balance Sheet (unaudited) as of
          December 31, 1999

     Pro Forma Condensed Consolidating Statement of Operations (unaudited) for the year ended December 31, 1999

     Notes to Pro Forma Consolidated Financial Statements (unaudited)

     Schedule I - VANTAS Incorporated and Subsidiaries - Pro Forma Consolidating Statement of Operations (unaudited) for the year ended December 31, 1999

     Schedule II - HQ Global Workplaces, Inc. and Subsidiaries - Pro Forma Consolidating Statement of Operations (unaudited) for the year ended December 31, 1999

     (c) Exhibits

     23.1  Consent of KPMG LLP

     23.2  Consent of KPMG LLP

     23.3  Consent of BDO Seidman, LLP

                          HQ GLOBAL WORKPLACES, INC.
                  (formerly OmniOffices, Inc.) and Subsidiaries

                        Consolidated Financial Statements

                           December 31, 1999 and 1998


                  (With Independent Auditors' Reports Thereon)

                          INDEPENDENT AUDITORS' REPORT


The Shareholders of
    HQ Global Workplaces, Inc.:


We have audited the accompanying consolidated balance sheets of HQ Global Workplaces, Inc. and subsidiaries (the "Company") as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years ended December 31, 1999 and 1998 and the period from August 25, 1997 (inception) to December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of HQ Global Workplaces, Inc. and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the years ended December 31, 1999 and 1998, and the period from August 25, 1997 (inception) to December 31, 1997, in conformity with generally accepted accounting principles.

                                   /s/ KPMG LLP


Atlanta, Georgia
February 18, 2000

                          INDEPENDENT AUDITORS' REPORT


To the Shareholders of
    OmniOffices Group, Inc.:


We have audited the accompanying consolidated statements of operations, shareholders' equity, and cash flows of OmniOffices Group, Inc. for the period from January 1, 1997 to August 25, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of OmniOffices Group, Inc. for the period from January 1, 1997 to August 25, 1997, in conformity with generally accepted accounting principles.

                                   /s/ BDO Seidman, LLP


Atlanta, Georgia
February 13, 1998

                          HQ GLOBAL WORKPLACES, INC.
                 (FORMERLY OMNIOFFICES, INC.) AND SUBSIDIARIES

                          Consolidated Balance Sheets

                          December 31, 1999 and 1998

                                            (in thousands, except shares)




                                    ASSETS                                              1999                1998
                                                                                   ----------------    ----------------
Current assets:
    Cash and cash equivalents                                                  $              57               9,815
    Cash in escrow                                                                         3,656              18,963
    Certificates of deposit                                                                6,923               8,777
    Accounts receivable, less allowance for
       doubtful accounts of $1,547 and $330, respectively                                 19,298               6,903
    Unbilled service revenues                                                              2,833               1,013
    Prepaid rent                                                                           5,287               2,627
    Income tax receivable                                                                    113                --
    Deferred tax assets                                                                    2,071               2,238
    Other receivables                                                                      1,426                 703
    Other prepaid expenses                                                                 1,379                 685
                                                                                   ----------------    ----------------
                   Total current assets                                                   43,043              51,724
Property and equipment, net of accumulated
    depreciation of $16,353 and $5,311, respectively                                      82,953              42,767
Goodwill, net of accumulated amortization of
    $11,431 and $4,848, respectively                                                     189,441             175,762
Other intangible assets, net of accumulated amortization
    of  $1,817 and $645, respectively                                                     17,077              14,857
Deferred financing costs, net of accumulated
    amortization of $837 and $270, respectively                                              898               1,465
Investment in affiliates                                                                   1,387               1,521
Other noncurrent assets                                                                    1,880               1,435
Deferred tax assets                                                                          456                --

                                                                                   ----------------    ----------------
                                                                               $         337,135             289,531
                                                                                   ================    ================
See accompanying notes to consolidated financial statements.



                     LIABILITIES AND SHAREHOLDERS' EQUITY                               1999                1998
                                                                                   ----------------    ----------------
Current liabilities:
    Current maturities of long-term debt                                       $         141,503               1,178
    Accounts payable                                                                       7,276               3,188
    Other current liabilities                                                              6,693               8,872
    Advances from Parent company                                                           2,074               1,046
    Security deposits                                                                     23,675              16,297
    Escrow deposit obligations                                                             3,436              16,499
    Accrued lease costs                                                                    7,033               3,120
    Current tax liability                                                                   --                   476
                                                                                   ----------------    ----------------
                   Total current liabilities                                             191,690              50,676
Long-term debt                                                                             1,024              94,973
Escrow deposit obligations                                                                    75               2,075
Deferred income taxes                                                                       --                    90
                                                                                   ----------------    ----------------
                   Total liabilities                                                     192,789             147,814
                                                                                   ----------------    ----------------
Shareholders' equity:
    Class A common stock-voting, $.01 par value;
       authorized 1,000,000 shares; issued and outstanding
       360,526 and 69,192 shares, respectively                                                 4                   1
    Class B common stock-nonvoting, $.01 par value;
       authorized 19,000,000 shares; issued and outstanding
       7,016,800 and 6,999,000 shares, respectively                                           70                  70
    Additional paid-in capital                                                           147,473             141,382
    Retained earnings (accumulated deficit)                                                 (3,201)              264
                                                                                   ----------------    ----------------
                   Total shareholders' equity                                            144,346             141,717
Commitments and contingencies (note 10)
                                                                                   ----------------    ----------------
                   Total liabilities and shareholders' equity                  $         337,135             289,531
                                                                                   ================    ================



                                             HQ GLOBAL WORKPLACES, INC.
                                    (FORMERLY OMNIOFFICES, INC.) AND SUBSIDIARIES

                                        Consolidated Statements of Operations

           For the Years ended December 31, 1999 and 1998, the Period from August 25, 1997 (inception)
                    to December 31, 1997, and the Period from January 1, 1997 to August 25, 1997

                                                   (in thousands)



                                                                                                              COMPANY'S
                                                                      COMPANY                               PREDECESSOR
                                            ------------------------------------------------------------------------------
                                                FOR THE           FOR THE        FOR THE PERIOD FROM          FOR THE
                                               YEAR ENDED        YEAR ENDED        AUGUST 25, 1997          PERIOD FROM
                                              DECEMBER 31,       DECEMBER 31,      (INCEPTION) TO          JANUARY 1, 1997 TO
                                                 1999               1998           DECEMBER 31, 1997        AUGUST 25, 1997
                                            -----------------  --------------- -----------------------------------------------
Business center revenues                   $   216,316            136,312            17,915                  32,086
                                               ----------       ------------         ---------             -----------
Business center expenses                       116,585             67,740             8,661                  14,997
General and administrative expense              76,754             47,968             7,053                  14,237
Depreciation and amortization expense           18,797              9,445             1,359                   1,872
                                               ----------       ------------         ---------             -----------
                Total operating expenses       212,136            125,153            17,073                  31,106
                                               ----------       ------------         ---------             -----------
                Net operating income             4,180             11,159               842                     980
Other income (expense):
    Interest income                              1,435              1,653               169                     668
    Other income                                   406               --                --                      --
    Related party interest expense                --                 (6,105)           (1,067)                 --
    Net loss of affiliates accounted for
    under the equity method                         (469)            --                --                      --
    Interest expense                              (9,521)            (4,866)              (72)                    (55)
                                               ----------       ------------         ---------             -----------
                Income (loss) before
                   income taxes                   (3,969)             1,841              (128)                  1,593
Income tax benefit (expense)                         504             (1,496)               47                      --
                                               ----------       ------------         ---------             -----------
                Net (loss) income           $     (3,465)               345               (81)                  1,593
                                               ==========       ============         =========             ===========

See accompanying notes to consolidated financial statements.



                                                        HQ GLOBAL WORKPLACES, INC.
                                               (FORMERLY OMNIOFFICES, INC.) AND SUBSIDIARIES

                                              Consolidated Statements of Shareholders' Equity

                        For the Years ended December 31, 1999 and 1998, the Period from August 25, 1997 (inception)
                                 to December 31, 1997, and the Period from January 1, 1997 to August 25, 1997

                                                       (in thousands, except shares)


                                                                                                RETAINED
                                       CLASS A                 CLASS B            ADDITIONAL    EARNINGS      AMOUNTS      TOTAL
                                     COMMON STOCK            COMMON STOCK           PAID-IN   (ACCUMULATED   DUE FROM  SHAREHOLDERS'
                                ---------------------- -------------------------
                                   SHARES      AMOUNTS      SHARES      AMOUNTS     CAPITAL      DEFICIT)   SHAREHOLDERS    EQUITY
                                  ---------   ---------    ---------   ---------   ---------    ---------    ---------    ---------
Balance, January 1, 1997             25,400   $      25         --     $    --         6,567        6,076         (933)      11,735
Distributions to shareholders          --          --           --          --          --         (1,683)        --         (1,683)
Shareholder repayments                 --          --           --          --          --           --            624          624
Roll-up transaction                  74,600         (24)        --          --            24         --           --           --
Net income                             --          --           --          --          --          1,593         --          1,593
                                  ---------   ---------    ---------   ---------   ---------    ---------    ---------    ---------
Balance, August 25, 1997,
   Company's predecessor            100,000           1         --          --         6,591        5,986         (309)      12,269
New basis resulting
   from acquisition (note 1(a))     (50,000)       --        950,000           9      13,399       (5,986)         309        7,731
                                  ---------   ---------    ---------   ---------   ---------    ---------    ---------    ---------
Balance, August 25, 1997             50,000           1      950,000           9      19,990         --           --         20,000
Net loss                               --          --           --          --          --            (81)        --            (81)
                                  ---------   ---------    ---------   ---------   ---------    ---------    ---------    ---------
Balance, December 31, 1997           50,000           1      950,000           9      19,990          (81)        --         19,919
Issuance of common stock             19,192        --      6,049,000          61     121,392         --           --        121,453
Net income                             --          --           --          --          --            345         --            345
                                  ---------   ---------    ---------   ---------   ---------    ---------    ---------    ---------
Balance, December 31, 1998           69,192           1    6,999,000          70     141,382          264         --        141,717
Issuance of common stock            291,334           3       17,800        --         6,091         --           --          6,094
Net loss                               --          --           --          --          --         (3,465)        --         (3,465)
                                  ---------   ---------    ---------   ---------   ---------    ---------    ---------    ---------
Balance, December 31, 1999          360,526   $       4    7,016,800   $      70     147,473       (3,201)        --        144,346
                                  =========   =========    =========   =========   =========    =========    =========    =========

See accompanying notes to consolidated financial statements



                                               HQ GLOBAL WORKPLACES, INC.
                                      (FORMERLY OMNIOFFICES, INC.) AND SUBSIDIARIES

                                          Consolidated Statements of Cash Flows

               For the Years ended December 31, 1999 and 1998, the Period from August 25, 1997 (inception)
                       to December 31, 1997, and the Period from January 1, 1997 to August 25, 1997

                                                     (in thousands)


                                                                                                                        COMPANY'S
                                                                                     COMPANY                           PREDECESSOR
                                                                  -----------------------------------------------   ----------------
                                                                                                  FOR THE               FOR THE
                                                                    FOR THE        FOR THE       PERIOD FROM           PERIOD FROM
                                                                  YEAR ENDED     YEAR ENDED     AUGUST 25, 1997      JANUARY 1, 1997
                                                                  DECEMBER 31,    DECEMBER 31,  (INCEPTION) TO              TO
                                                                     1999            1998      DECEMBER 31, 1997     AUGUST 25, 1997
                                                                  ------------  -------------- -----------------     ---------------
Operating activities:
    Net income (loss)                                              $ (3,465)           345            (81)             1,593
    Adjustments to reconcile net income (loss) to
      net cash provided by operating activities:
        Depreciation and amortization                                18,797          9,445          1,359              1,884
        Allowance for doubtful accounts                               1,217            270             30                197
        Capitalized restructuring costs                                --             --             --                 (254)
        Amortization of deferred financing                              567            202           --                 --
        Deferred compensation                                           267             89           --                 --
        Net loss of affiliates accounted for under the
          equity method                                                 469           --             --                 --
        Accrued lease costs                                           3,913          2,780            340              1,163
        Loss (gain) on disposal of fixed assets                        --             --             --                  (86)
        Deferred taxes                                                 (716)           962            (47)              --
        Changes to assets and liabilities, net of acquisitions:
          Accounts receivable                                       (12,695)        (3,276)           (25)              (887)
          Income taxes                                                 (184)           534           --                    7
          Prepaid expenses                                           (3,059)        (1,498)        (1,120)               578
          Other current and noncurrent assets                        (2,671)           937             43                 17
          Accounts payable                                            1,310            728            330                679
          Security deposits                                           6,566          1,836            672                691
          Other current liabilities                                  (1,585)         2,458            170                 57
                                                                   --------       --------       --------           --------
            Net cash provided by operating activities                 8,731         15,812          1,671              5,639
                                                                   --------       --------       --------           --------
Investing activities:
    Maturity (purchase) of certificates of deposit                    1,854         (3,095)        (1,214)              (408)
    Investment in affiliates                                           (373)          (870)          --                 --
    Capital expenditures                                            (48,378)       (19,495)        (2,629)            (2,701)
    Decrease (increase) in cash surrender value of
      life insurance                                                   --             --             --                 (153)
    Proceeds from sale of fixed assets                                 --             --             --                  237
    Cash received from (placed in) escrow                               244           (300)           (73)              --
    Business acquisitions, net of cash acquired                     (25,308)      (166,438)       (46,870)              --
                                                                   --------       --------       --------           --------
            Net cash used in investing activities                   (71,961)      (190,198)       (50,786)            (3,025)
                                                                   --------       --------       --------           --------
Financing activities:
    Principal payments on long-term debt                               --             --             --                 (927)
    Principal payments on capital leases                               (383)          (859)          --                 --
    Advances (to) from parent company                                 1,028            (47)         1,093                624
    Proceeds from related party borrowing                              --           78,707         32,000               --
    Proceeds from issuance of common stock                            5,827         10,657         20,000               --
    Proceeds from draw down on revolving credit agreement            47,000         93,500           --                 --
    Financing costs on revolving credit agreement                      --           (1,735)          --                 --
    Cash distributions to shareholders                                 --             --             --               (1,683)
                                                                   --------       --------       --------           --------
            Net cash (used in) provided by
             financing activities                                    53,472        180,223         53,093             (1,986)
                                                                   --------       --------       --------           --------
            Net (decrease) increase in cash and
              cash equivalents                                       (9,758)         5,837          3,978                628
Cash and cash equivalents, beginning of period                        9,815          3,978           --                4,589
                                                                   --------       --------       --------           --------
Cash and cash equivalents, end of period                           $     57          9,815          3,978              5,217
                                                                   ========       ========       ========           ========


See accompanying notes to consolidated financial statements

                           HQ GLOBAL WORKPLACES, INC.
                  (FORMERLY OMNIOFFICES, INC.) AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                (dollars in thousands, except per share amounts)



(1)    DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (A)    ORGANIZATION AND BASIS OF FINANCIAL PRESENTATION

              HQ Global Workplaces, Inc. (formerly OmniOffices, Inc.), and subsidiaries (the "Company") is engaged in the business of providing business outsourcing services including business centers and related telecommunications, secretarial, and office support services. The Company operates 154 business centers located throughout the United States and abroad.

              On August 25, 1997, the Company was formed pursuant to the Asset Purchase Agreement between OmniOffices Group, Inc. ("Seller") and CarrAmerica Acquisition Sub, Inc. ("Buyer"), a wholly owned subsidiary of CarrAmerica Realty Corporation ("Parent"). Subsequent to the acquisition, the Buyer was renamed OmniOffices, Inc.

              The 1997 predecessor financial statements include the combined accounts of 43 subchapter S Corporations (the "S-Corporations") under the common control of the Company. The S-Corporations were engaged in similar business activities, except for The Travel Desk, Inc. which operates as a travel agency and accounted for less than 10% of revenues. On April 1, 1997, the S Corporations were merged into a new corporation, "OmniOffices Group, Inc." (roll-up transaction), and the existing shareholders in the previous S Corporations received a prorata share in the new Company. With effect from April 1, 1997, the financial statements have been presented on a consolidated basis, including OmniOffices Group, Inc. and Travel Desk, Inc. All significant intercompany accounts and transactions have been eliminated.

              In 1999 and 1998, the Company acquired 19 and 70 franchised HQ Business Centers (HQ), respectively, which brought the Company's total business centers owned and franchised to 232 as of December 31, 1999. The Company's consolidated statements of operations include the operating results of the acquired entities from their respective acquisition dates.

              In 1999, the Company legally changed its name to HQ Global Workplaces, Inc.

       (B)    BASIS OF CONSOLIDATION

              The consolidated financial statements include the accounts of the Company and its subsidiaries after elimination of intercompany accounts and transactions. Investments in the other companies that the Company does not control but has the ability to exercise significant influence over operating and financial policies are accounted for using the equity method.

                           HQ GLOBAL WORKPLACES, INC.
                  (FORMERLY OMNIOFFICES, INC.) AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                (dollars in thousands, except per share amounts)



       (C)    ESTIMATES

              The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (D)    STOCK/UNIT OPTION PLANS

              The Company accounts for stock options in accordance with Statement of Financial Accounting Standards (SFAS) No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, which established a new method of accounting for stock-based compensation arrangements with an entity's employees. The new method is a fair value based method rather than the intrinsic value based method prescribed by the Accounting Principles Board (APB) Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. SFAS No. 123 allows entities to retain the current approach set forth in APB No. 25 for recognizing stock-based compensation expense in the basic financial statements. Entities electing to apply the provisions of APB No. 25 are required to make pro forma disclosures of net earnings and earnings per share as if the fair value based method had been used. The Company continues to apply the provisions of APB No. 25 for purposes of measuring compensation cost and follows the disclosure provisions of SFAS No. 123.

       (E)    ADVERTISING

              Advertising costs are expensed as incurred. Advertising costs amounted to approximately $3,092, $2,952, $645 and $780 for the years ended December 31, 1999 and 1998, the period from August 25, 1997 to December 31, 1997, and the period from January 1, 1997 to August 25, 1997, respectively.

       (F)    PROPERTY AND EQUIPMENT

              Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the following estimated useful lives: furniture and fixtures - seven years; office equipment - five years; leasehold improvements - the shorter of the estimated useful life or the life of the respective lease.

              The Company reviews its property and equipment for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

                           HQ GLOBAL WORKPLACES, INC.
                  (FORMERLY OMNIOFFICES, INC.) AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                (dollars in thousands, except per share amounts)



       (G)    INTANGIBLE ASSETS

              Goodwill represents the excess of purchase price over the fair value of net assets acquired in business combinations accounted for as purchases. Goodwill is amortized on the straight-line basis over the estimated period benefited of 30 years. Other intangible assets include the fair value of leases assumed, capitalized development costs and acquisition costs, and are amortized on the straight-line basis over the period benefited, using the term of the leases for fair value of leases assumed and development costs and 30 years for acquisition costs.

              The Company assesses the recoverability of these intangible assets by determining whether the balance can be recovered over its remaining life through undiscounted future operating cash flows of the operations acquired. The amount of impairment loss, if any, is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. The assessment of the recoverability of intangible assets will be impacted if estimated future operating cash flows are not achieved. As of December 31, 1999, management believes no impairment is indicated.

       (H)    INCOME TAXES

              Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rates is recognized in income in the period that includes the enactment date.

              The Company's predecessor operated through a number of S Corporations prior to August 25, 1997 and as a result the income tax liability was the responsibility of the individual shareholders.

       (I)    CASH AND CASH EQUIVALENTS

              The Company, at December 31, 1999 and 1998 had balances in various operating accounts and certificates of deposit. The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

       (J)    FAIR VALUE OF FINANCIAL INSTRUMENTS

              The carrying amount of the following financial instruments approximates fair value because of their short-term maturity; cash and cash equivalents, accounts receivable, accounts payable and accrued expenses (see note 6 regarding long-term debt).

                           HQ GLOBAL WORKPLACES, INC.
                  (FORMERLY OMNIOFFICES, INC.) AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                (dollars in thousands, except per share amounts)



       (K)    RENTAL EXPENSE

              The Company recognizes base rental expense straight-line over the terms of the respective leases. The Company records accrued lease costs representing the amount that straight-line rental expense exceeds rents paid under the lease agreements.

       (L)    DEFERRED FINANCING COSTS

              Deferred financing costs include fees and costs incurred to obtain financing and are being amortized over the terms of the respective loan on a basis which approximates the interest method.

       (M)    CAPITALIZED ACQUISITION AND DEVELOPMENT COSTS

              The Company capitalizes acquisition and development costs under SFAS No. 67, ACCOUNTING FOR COSTS AND INITIAL RENTAL OPERATIONS OF REAL ESTATE PROJECTS. The Company amortizes the acquisition costs on a straight-line basis over 30 years and the development costs on a straight-line basis over the life of the related lease.

       (N)    ESCROW DEPOSIT OBLIGATIONS

              Escrow deposit obligations are monies placed in escrow accounts, as a result of business acquisitions. These escrow accounts were established to allow for settlement of contingencies that were not known at the date of acquisition and will be settled in accordance with the terms of the respective purchase agreements. Amounts expected to be paid or resolved within the next 12 months have been classified as current liabilities. The Company earns interest on the escrow funds during the period held in escrow.

       (O)    INDUSTRY SEGMENT

              On January 1, 1998, the Company adopted SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. The Company operates and manages its business in one segment, providing business outsourcing services.

       (P)    COMPREHENSIVE INCOME

              On January 1, 1998, the Company adopted SFAS No. 130, REPORTING COMPREHENSIVE INCOME. SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. The Company has no "other comprehensive income" to report for any of the periods presented.

       (Q)    REVENUE RECOGNITION

              The Company records revenue from business outsourcing services as the related services are performed, usually at amounts agreed in written arrangements.

                           HQ GLOBAL WORKPLACES, INC.
                  (FORMERLY OMNIOFFICES, INC.) AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                (dollars in thousands, except per share amounts)



       (R)    RECLASSIFICATIONS

              Certain reclassifications of the prior periods' amounts have been made to conform to the 1999 presentation.


(2)    PROPERTY AND EQUIPMENT

       Property and equipment consisted of the following at December 31:

                                                     1999              1998
                                                ---------------    ------------

          Furniture and fixtures             $      31,970             17,372
          Office equipment                          37,810             19,882
          Leasehold improvements                    29,526             10,824
                                                ---------------    ------------
              Total property and equipment          99,306             48,078

          Less accumulated depreciation             16,353              5,311
                                                ---------------    ------------

                                             $      82,953             42,767
                                                ===============    ============


(3)    RELATED PARTY TRANSACTIONS

       The Company paid monthly interest expense at a rate of 9.5% to the Parent pursuant to a promissory note executed between the Company and the Parent. The note (principal balance of $110,707) was exchanged for 5,535,353 shares of nonvoting common stock on September 30, 1998. The total amount of interest paid to the Parent was approximately $-0- and $6,105 for the years ended December 31, 1999 and 1998, respectively. The Company owed approximately $2,074 and $1,046 to the Parent as of December 31, 1999 and 1998, respectively, for costs paid by the Parent on the Company's behalf.

       Approximately $381 in advertising expense was incurred through a company affiliated with a majority shareholder for the period ended August 25, 1997.


(4)    INVESTMENT IN AFFILIATES

       On May 19, 1998, the Company acquired a 5% interest in OmniOffices (UK) Limited ("Omni UK") based in London, England for approximately $870 in cash. OmniOffices (UK) Limited is a provider of business outsourcing services including business centers and related business support services. The Company contributed additional cash in 1999 and 1998 maintaining its 5% interest. The Company also acquired a 5% interest in several Luxembourg entities ("Omni Lux") with a nominal cash investment. Omni Lux is also a provider of business outsourcing services including business centers and related business support services. These investments are accounted for under the equity method, as the Company has the ability to exercise significant influence over operating and financial policies of these affiliated companies.

                           HQ GLOBAL WORKPLACES, INC.
                  (FORMERLY OMNIOFFICES, INC.) AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                (dollars in thousands, except per share amounts)



       Summarized financial information of Omni UK and Omni Lux as of and for the year ended December 31, 1999 is as follows:

                                                              UK                   LUX
                                                        ----------------     ----------------
                                                                               (unaudited)
        Assets:
            Current assets                          $           11,724               1,466
            Fixed assets, net                                   17,112                 715
            Other assets                                        55,099               1,536
                                                        ----------------     ----------------

                                                    $           83,935               3,717
                                                        ================     ================

        Liabilities and shareholders' equity:
            Current liabilities                     $           17,864                 939
            Noncurrent liabilities                              38,285               3,558
            Shareholders' equity (deficit)                      27,786                (780)
                                                        ----------------     ----------------

                                                    $           83,935               3,717
                                                        ================     ================

        Revenue                                     $           20,011               1,324
        Gross profit                                            17,350               1,016
        Loss before income taxes                                (8,722)             (1,300)
        Net loss                                                (8,335)             (1,038)


(5)    ACQUISITIONS

       In both 1999 and 1998, the Company acquired various HQ franchises consisting of 19 and 70 facilities, respectively. Each of these transactions was accounted for as a purchase business combination. Based on the allocation of the purchase price to the net assets acquired, goodwill of approximately $20,112 and $144,384 was recorded in 1999 and 1998, respectively. Such goodwill is being amortized on a straight-line basis using an estimated useful life of 30 years.

       On January 21, 1999, the Company acquired all of the outstanding stock of HQ Argentina for approximately $3.0 million in cash. On March 15, 1999, the Company acquired all of the outstanding stock of HQ Network Systems, Inc. ("HQNS") for approximately $2.6 million in cash. On March 31, 1999, the Company acquired certain net assets of HQ Portland, for approximately $5.6 million in cash. On April 1, 1999, the Company acquired certain net assets of HQ-BusinesSuites Austin Co., BusinesSuites Greatfields Ltd. And BusinesSuites Dallas Ltd. (HQ Austin) for approximately $6.0 million in cash. On April 15, 1999, the Company acquired all of the outstanding stock of Overfield Balk and Associates, Inc. ("HQ San Jose") for approximately $4.7 million in cash. On May 14, 1999, the Company acquired certain net assets of HQ Buffalo for approximately $0.9 million in cash. On September 30, 1999, the Company acquired certain net assets of HQ Seattle for approximately $2.5 million in cash. These acquisitions were all accounted for under the purchase method of accounting,

                           HQ GLOBAL WORKPLACES, INC.
                  (FORMERLY OMNIOFFICES, INC.) AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                (dollars in thousands, except per share amounts)



       and accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on the estimated fair values at the date of acquisition. The fair values for the assets acquired, including goodwill, and the liabilities assumed are summarized in the table below. The results of operations for these acquired companies are included in the Company's consolidated statement of operations from the dates of each of the acquisitions.

                                            HQ                       HQ           HQ           HQ            HQ          HQ
                                        ARGENTINA      HQNS       PORTLAND      AUSTIN      SAN JOSE      BUFFALO      SEATTLE
                                        -----------   --------    ----------    --------    ---------     ---------    --------

      Fair value of assets acquired  $      858        1,808         1,242          898       2,400         189          945
      Goodwill   and    acquisition       2,399        1,346         4,540        5,372       3,197         739        2,519
      costs
      Fair  value  of   liabilities        (262)        (511)         (147)        (346)       (863)        (70)        (945)
      assumed
                                        -----------   --------    ----------    --------    ---------     ---------    --------

            Total purchase price     $    2,995        2,643         5,635        5,924       4,734         858        2,519
                                        ===========   ========    ==========    ========    =========     =========    ========


                           HQ GLOBAL WORKPLACES, INC.
                  (FORMERLY OMNIOFFICES, INC.) AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                (dollars in thousands, except per share amounts)



                           HQ GLOBAL WORKPLACES, INC.
                  (FORMERLY OMNIOFFICES, INC.) AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                (dollars in thousands, except per share amounts)




On March 4, 1998, the Company acquired all of the outstanding stock of Executive Office Network, Ltd. and Subsidiaries, ("HQ New York") for approximately $33.5 million in cash. On March 14, 1998, the Company acquired all of the outstanding stock of HQ Washington, D.C. for approximately $9.9 million in cash. On April 24, 1998, the Company acquired all of the outstanding stock of HQ - Business Centers, ("HQ-Boston") for approximately $18.6 million in cash. On April 30, 1998, the Company acquired certain net assets of HQ San Rafael for approximately $1.0 million in cash. On May 1, 1998, the Company acquired certain net assets of HQ-Whitehouse Affiliated Companies, ("HQ Chicago"), for approximately $55.7 million in cash. On May 1, 1998, the Company acquired all of the outstanding stock of HQ Business Centers of Atlanta, ("HQ Atlanta'), for approximately $12.3 million in cash. On May 1, 1998, the Company acquired certain net assets of Charles W. Roy Associates, Inc. et als., ("HQ New Jersey"), for approximately $17.7 million in cash. On July 1, 1998, the Company acquired certain net assets of HQ Parsippany for approximately $6.2 million in cash. On July 22, 1998, the Company acquired all of the outstanding stock of HQ Salt Lake City for approximately $5.8 million in cash. On July 31, 1998, the Company acquired all of the outstanding stock of HQ Phoenix for approximately $3.6 million in cash. On August 7, 1998, the Company acquired certain net assets of HQ Saint Louis for approximately $2.3 million in cash. These acquisitions were all accounted for under the purchase method of accounting, and accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on the estimated fair values at the date of acquisition. The fair values for the assets acquired, including goodwill, and the liabilities assumed are summarized in the table below. The results of operations for these acquired companies are included in the Company's consolidated statement of operations from the date of each acquisition.


                                                             HQ
                                                HQ       WASHINGTON,     HQ          HQ         HQ       HQ SAN
                                             NEW YORK        DC        CHICAGO    ATLANTA     BOSTON     RAFAEL
                                             --------    ----------   ---------   --------   --------    --------
Fair value of assets acquired                $ 14,046       2,798       9,573       2,428       1,665          65
Goodwill                                       24,298       8,805      50,483      10,398      17,413       1,001
Fair value of liabilities assumed              (4,802)     (1,671)     (4,596)       (498)       (509)        (66)
                                             --------    --------    --------    --------    --------    --------
      Total purchase price                   $ 33,542       9,932      55,460      12,328      18,569       1,000
                                             ========    ========    ========    ========    ========    ========


(table continued)

                                             HQ NEW        HQ           HQ SALT       HQ        HQ SAINT
                                             JERSEY     PARSIPPANY     LAKE CITY    PHOENIX      LOUIS
                                             --------   ----------      --------    --------    --------
Fair value of assets acquired                    3,112       1,039       1,162         784         426
Goodwill                                        16,085       5,804       4,941       3,170       1,986
Fair value of liabilities assumed               (1,497)       (609)       (349)       (366)        (81)
                                              --------    --------    --------    --------    --------
      Total purchase price                      17,700       6,234       5,754       3,588       2,331
                                              ========    ========    ========    ========    ========



The following unaudited pro forma summary presents information as if the Company's acquisitions through December 31, 1999 had occurred at the beginning of 1998. The pro forma information is provided for informational purposes only. It is based on historical information and does not necessarily reflect the actual results that would have occurred nor is it necessarily indicative of future results of operations of the Company.


                                        1999       1998
                                      ---------  ---------

                  Total revenue      $ 224,391    195,051
                  Net loss              (3,273)    (2,446)

HQ GLOBAL WORKPLACES, INC.
                  (FORMERLY OMNIOFFICES, INC.) AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                (dollars in thousands, except per share amounts)



(6)    LONG-TERM DEBT

       Long-term debt consists of the following at December 31:

                                                                                     1999                1998
                                                                                 --------------     ----------------

           Balance outstanding on $200,000 credit agreement, guaranteed by
             Parent, at either the higher of the prime rate or the Federal Funds
             Rate, or an interest rate equal to 90 basis points above the 30 day
             LIBOR (6.73% and
             5.76% at December 31, 1999 and 1998, respectively)                  $        140,500           93,500
           Improvement   loans  from   landlords   payable  in  monthly
             installments   including   interest  at  10%-12%   through
             December, 2008                                                                   460              473
           Equipment purchases obligations,  collateralized by specific
             equipment,   payable  in  monthly  installments  including
             interest at various rates maturing from 1999 to 2003
                                                                                            1,182            2,118
           Promissory  notes at 4.5% interest paid  annually,  maturing
             in January 2000; subordinate to credit agreement                                 325               --
           Promissory  note at 6.0%  interest paid  annually,  maturing
             April 30, 2004                                                                    60               60
                                                                                    --------------     ----------------
                                                                                          142,527           96,151
           Less current maturities                                                        141,503            1,178
                                                                                    --------------     ----------------

                      Total long-term debt                                       $          1,024           94,973
                                                                                    ==============     ================

       On August 27, 1998, the Company entered into an unsecured credit agreement, guaranteed by an affiliated company, providing for an aggregate availability of up to $200 million, consisting of a 3-year, $200 million revolving credit facility and available letters of credit. The credit facility bears interest at either the higher of the prime rate or the Federal Funds Rate, or an interest rate equal to 90 basis points above the 30-day London Interbank Offered Rate, LIBOR, and is due in August of 2001. The Company has predominantly elected interest rates equal to the LIBOR plus 90 basis points. The credit facility requires a facility fee equal to .20% per annum on the aggregate commitments and a letter of credit fee ranging from .55% to .80% per annum on undrawn issued letters of credit, both payable quarterly. The credit facility contains certain covenants including a restriction of further indebtedness, a restriction of the amount of dividends payable, and restrictions on changes of control. As of December 31, 1999, the Company was in compliance with all such covenants (See Note 14). The credit agreement also includes available letters of credit totaling the aggregate amount of $20.0 million, of which $10.8 million were outstanding as of December 31, 1999. At December 31, 1999, the Company had unused availability of $48.7 million under this credit agreement.

       The fair market value of the Company's long-term debt approximates the carrying value, because the current rates are variable or approximate rates currently available to the Company.

                           HQ GLOBAL WORKPLACES, INC.
                  (FORMERLY OMNIOFFICES, INC.) AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                (dollars in thousands, except per share amounts)



       Annual maturities for the next five years and thereafter are as follows:

                   YEAR                                     AMOUNT
                                                            --------------

                   2000                                  $     141,503
                   2001                                            438
                   2002                                            185
                   2003                                             73
                   2004                                            121
                   Thereafter                                      207
                                                            --------------

                            Total                        $     142,527
                                                            ==============


(7)    OTHER CURRENT LIABILITIES

       Other current liabilities consisted of the following at December 31:

                                                               1999               1998
                                                           -------------      -------------

              Rent collected in advance                 $        222              1,994
              Accrued bonuses                                  1,711              1,754
              Accrued payroll and payroll taxes                1,312                865
              Other accrued taxes                                710              1,765
              Accrued acquisition costs                        1,044              1,164
              Travel deposits                                    101                204
              Other liabilities                                1,593              1,126
                                                           -------------      -------------

                                                        $      6,693              8,872
                                                           =============      =============


(8)    LEASE COMMITMENTS

       The Company operates in leased office facilities at 154 facility locations under noncancelable operating leases with 10-15 year terms which expire at various dates through 2015. Many office facility leases provide for annual adjustments relating to changes in property taxes and operating expenses. The Company provided standby letters of credit in lieu of security deposits totaling $15,344 and $11,259 at December 31, 1999 and 1998, respectively. These standby letters of credit are collateralized by $6,923 and $8,777 of certificates of deposit as of December 31, 1999 and 1998, respectively. The remaining letters of credit at December 31, 1999 are collateralized by the Company's credit agreement.

                           HQ GLOBAL WORKPLACES, INC.
                  (FORMERLY OMNIOFFICES, INC.) AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                (dollars in thousands, except per share amounts)



       The following is a schedule at December 31, 1999 of future minimum lease payments under the office facilities' operating leases excluding annual operating adjustments:

                  YEAR                                    AMOUNT
                                                      --------------

                  2000                             $      72,991
                  2001                                    73,856
                  2002                                    69,558
                  2003                                    65,462
                  2004                                    60,475
                  Thereafter                             302,006
                                                      --------------

                           Total                   $     644,348
                                                      ==============

       Office rent expense including operating expense adjustments for the years ended December 31, 1999 and 1998, the period from August 25, 1997 to December 31, 1997, and the period from January 1, 1997 to August 25, 1997 was $78,374, $44,809, $5,064, and $8,344, respectively.


(9)    INCOME TAXES

       The provision (benefit) for Federal and state income taxes for the years ended December 31, 1999 and 1998 and the period from August 25, 1997 to December 31, 1997 is comprised of the following:

                                                               1999            1998            1997
                                                            -----------     ------------     ---------
         Current:
             Federal                                     $       --              58               --
             State                                              212             476               --
                                                            -----------     ------------     ---------
                                                                212             534               --
                                                            -----------     ------------     ---------

         Deferred:
             Federal                                     $     (649)            929              (40)
             State                                              (67)             33               (7)
                                                            -----------     ------------     ---------
                                                               (716)            962              (47)
                                                            -----------     ------------     ---------

                    Income tax (benefit) expense         $     (504)          1,496              (47)
                                                            ===========     ============     =========

       Income (loss) before taxes consisted of the following:

                                            1999           1998        1997
                                         -----------     ---------    --------

         U.S. operations              $    (4,183)         1,841        (128)
         Foreign operations                   214             --          --
                                         -----------     ---------    --------

                                      $    (3,969)         1,841        (128)
                                         ===========     =========    ========

                           HQ GLOBAL WORKPLACES, INC.
                  (FORMERLY OMNIOFFICES, INC.) AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                (dollars in thousands, except per share amounts)



       The effective tax rate applied to income from continuing operations before income taxes and minority interest varies from the U.S. Federal statutory tax rate for the years ended December 31, 1999 and 1998 and the period from August 25, 1997 to December 31, 1997 principally due to the following:

                                                                            1999          1998           1997
                                                                         -----------    ----------     ----------

                 Statutory Federal income tax rate                           35.0%         35.0           35.0
                 State and city income taxes, net of
                     Federal income tax effect                               (2.7)         10.5            3.9
                 Federal income tax effect of amortization
                     nondeductible for tax purposes                         (15.9)         28.2            --
                 Income tax effect of meals and
                     entertainment expenses not deductible
                     for tax purposes                                        (4.2)          4.2            --
                 Other                                                        0.5           3.3           (2.2)
                                                                         -----------    ----------     ----------

                            Total effective income tax rate                  12.7%         81.2           36.7
                                                                         ===========    ==========     ==========

       Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred income taxes as of December 31, 1999 and 1998 are as follows:

                                                                      1999                              1998
                                                          ------------------------------    ------------------------------
                                                            CURRENT         LONG-TERM         CURRENT         LONG-TERM
                                                          ------------    --------------    ------------    --------------

          Deferred income tax assets:
              Net operating loss carry forwards        $        --            4,211               --            3,015
              Accrued lease costs                               --            3,102               --            1,322
              Miscellaneous deferred items                       9               --               --               --
              Security deposits and revenues                 1,411               --            1,967               --
                collected in advance
              Allowance for doubtful accounts                  651               --              159               --
              General liability provision                       --               --               46               --
              Alternative minimum tax                           --               66               66               --
                                                          ------------    --------------    ------------    --------------
                   Deferred income tax assets                2,071            7,379            2,230            4,337

          Deferred income tax liabilities -
              depreciation and amortization                     --            6,923               --            4,427
                                                          ------------    --------------    ------------    --------------

                   Net deferred income tax assets
                     (liabilities)                     $     2,071              456            2,238              (90)
                                                          ============    ==============    ============    ==============

       In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment and believe such items are sufficient to realize the deferred tax assets.

                           HQ GLOBAL WORKPLACES, INC.
                  (FORMERLY OMNIOFFICES, INC.) AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                (dollars in thousands, except per share amounts)


       At December 31, 1999, the Company has net operating loss carryforwards for federal income tax purposes of approximately $11,391 which are available to offset future federal taxable income, if any, through 2019. In addition, the Company has alternative minimum tax credit carryforwards of approximately $66 which are available to reduce future regular income taxes, if any, over an indefinite period.


(10)   COMMITMENTS AND CONTINGENCIES

       The Company is named as a defendant in various actions arising out of normal conduct of business, including claims relating to commercial transactions and employment matters. While the ultimate resolution of these lawsuits, investigations and claims cannot be determined, management does not expect that these matters will have a material adverse impact on the results of operations or financial position of the Company.

       The Company currently is involved in litigation with two stockholders of the Company involving the conversion of approximately $111 million of debt previously loaned by its Parent into stock of the Company. The Company and Parent initiated this litigation by filing a complaint seeking a declaratory judgment that the terms of the debt conversion were fair, after these two shareholders threatened to challenge the terms of the conversion, claiming that the conversion price utilized, and the methods by which the conversion price was agreed upon between the Company and its Parent, were not fair to the Company or these shareholders. The two shareholders filed counterclaims against the Company, its Parent, and the board of directors of the Company, seeking a judgment declaring the conversion void or voidable, or in the alternative compensatory and punitive damages.

       Although the Company believes that the two shareholders' claims are without merit and that the Company and its Parent will ultimately prevail in their actions against the two shareholders, there can be no assurance that the court will not find the conversion price to have been unfair and declare the conversion void, which would have the effect of diluting the Parent's equity interest in the Company, or award the two shareholders compensatory and punitive damages. However, even if the two shareholders were successful in their claims, the Company does not believe that such a result would have a material adverse effect on the financial condition or results of operations of the Company.


(11)   EMPLOYEE BENEFIT PLANS

       The Company established a 401(k) savings plan (the "Plan") available to all employees aged 21 years or older. Employees may contribute up to 15% of their pre-tax income to the Plan up to federal limits in 13 different investment accounts. The Company matched 50% of the first 4% contributed by each employee with one year of service and over 1,000 hours worked in the preceding year. The Company made a matching contribution of $395 for the year ended December 31, 1999. The Company may also make a discretionary contribution to the plan to all employees active as of December 31 with at least one year of service and over 1,000 hours worked. There were no discretionary contributions made by

                           HQ GLOBAL WORKPLACES, INC.
                  (FORMERLY OMNIOFFICES, INC.) AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                (dollars in thousands, except per share amounts)


       the Company in 1999, 1998, and 1997. Vesting percentages for employer contributions are 10%, 20%, 40%, 70% and 100% for employees with 1 to 5 eligible years worked, respectively.

       The Company also maintains an Employee Stock Purchase Plan (the "ESPP"), in which employees may invest in the stock of its Parent, CarrAmerica Realty Corporation, through direct deductions of up to 20% of their gross wages. The Company pays all fees for the stock purchases made pursuant to the ESPP.


(12)   SUPPLEMENTAL CASH FLOW INFORMATION

       Cash was paid for the following:

                                                                                     PERIOD FROM
                                                                                     AUGUST 25,         PERIOD FROM
                                             YEAR                  YEAR                 1997             JANUARY 1,
                                             ENDED                 ENDED           (INCEPTION) TO         1997 TO
                                         DECEMBER 31,          DECEMBER 31,         DECEMBER 31,         AUGUST 25,
                                             1999                  1998                 1997                1997
                                        ----------------      ----------------     ----------------    ---------------

        Interest                     $       8,469                 10,971               1,121                54
        Income taxes                           426                     98                  --                --

        Acquisitions for the
          period ended:
             Fair value of assets           28,787                182,549              57,462                --
             Fair value of
               liabilities                   3,144                 15,365               6,442                --
                                        -----------------     ----------------     ----------------    ---------------
                   Cash paid                25,643                167,184              51,020                --

        Plus acquisition costs                 974                  4,393               1,006                --
        Less cash acquired                   1,309                  5,139               5,156                --
                                        -----------------     ----------------     ----------------    ---------------

             Net cash paid           $      25,308                166,438              46,870                --
                                        =================     ================     ================    ===============


(13)   STOCK OPTIONS AND UNITS

       On March 4, 1998, the Company established the OmniOffices, Inc. 1998 Stock Option and Incentive Plan ("the Plan"), a stock option and incentive plan for the benefit of certain employees. The plan is administered by the Board of Directors and the granting of stock options is at the sole discretion of the Board of Directors. The first grant of options under this plan was in December 1998.

       The Plan allows for the grant of 420,000 Class B convertible nonvoting common stock options ("Class B convertible options") or convertible nonvoting restricted stock units ("stock units") and the grant of 400,000 nonvoting common stock options. The Class B convertible nonvoting common stock is convertible to nonvoting common stock. The options vest ratably over a five-year period. The restricted stock units vest ratably over a nine-year period.

                           HQ GLOBAL WORKPLACES, INC.
                  (FORMERLY OMNIOFFICES, INC.) AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                (dollars in thousands, except per share amounts)


       The following is a summary of activity for the various stock options and units:

              (a) Restricted Stock Units

                  During 1998, 120,000 stock units were granted and issued under the Plan, and $267 and $89 was recognized as compensation expense for the years ended December 31, 1999 and 1998, respectively. The stock units are subject to a put option, by the holder, for all vested units after April 1, 2001, with the price to be determined by a valuation of the related shares.

              (b) Class B Convertible Nonvoting Stock

                  In addition, in 1998 options for 300,000 shares of Class B convertible nonvoting stock were granted with exercise prices of 100,000 shares at $25 per share, 100,000 at $35 per share, and 100,000 at $45 per share, respectively. At December 31, 1999, 60,000 shares are vested.

              (c) Nonvoting Common Stock

                  A summary of the activity in the Company's nonvoting common stock options as of December 31, 1999 and 1998 follows:

                                                                            1999                                1998
                                                               --------------------------------    -------------------------------
                                                                                  WEIGHTED-                           WEIGHTED-
                                                                                   AVERAGE                             AVERAGE
                                                                                   EXERCISE                           EXERCISE
                                                                 SHARES             PRICE            SHARES             PRICE
                                                               ------------     ---------------    ------------     --------------

                  Outstanding at beginning of year                202,015           $ 20                   --           $ --
                  Granted                                          32,000             20              202,015             20
                  Forfeited                                       (28,550)            20                   --             --
                                                               ------------                        ------------
                  Outstanding at end of year                      205,465             20              202,015             20
                                                               ============                        ============

                  Options exercisable at year-end                  38,933                                  --
                                                               ============                        ============

       Under SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, the Company is permitted to continue accounting for the issuance of stock options in accordance with APB Opinion No. 25, which generally does not require recognition of compensation expense for option grants unless the exercise price is less than the market price on the date of grant. If the Company had recognized compensation cost for the "fair value" of the option grants to employees under the provisions of SFAS No. 123, the pro forma financial results for the year ended December 31, 1999 would have been as follows:

                      Net loss:
                          As reported            $       (3,465)
                          Pro forma                      (3,901)

                           HQ GLOBAL WORKPLACES, INC.
                  (FORMERLY OMNIOFFICES, INC.) AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                (dollars in thousands, except per share amounts)



       The pro forma impact takes into account options granted since January 1, 1998 and is likely to increase in future years as additional options are granted and amortized ratably over the vesting period. The weighted-average fair value of options granted during 1999 and 1998 were $8.93 and $4.47, respectively. This fair value was estimated using the Black-Scholes option pricing model based on the market price at date of grant and the following weighted-average assumptions:

                                               1999              1998
                                           --------------    --------------

          Dividend yield                        0%                0%
          Risk-free interest rate               6.0               6.0
          Volatility                             0                 0
          Expected life (years)               8 years           8 years

(14)   SUBSEQUENT EVENTS

       On January 20, 2000, the Company executed an agreement and plan of merger with Reckson Service Industries, Inc. ("RSI"). Pursuant to the merger agreement, Vantas Incorporated ("Vantas"), an 82%-owned subsidiary of RSI, will be merged with and into the Company. Vantas is engaged in providing business outsourcing services including business centers and related business support services. The merged company will retain the name HQ Global Workplaces, Inc. and management believes the merged company will become the world's largest workplace solutions provider.

       As a result of the transaction, the Company's shareholders will receive cash in an amount equal to $380 million, less any amounts necessary to pay off indebtedness of the Company's existing credit agreement at the time of the merger and will retain approximately 19% interest in the merged entity.



REPORT OF INDEPENDENT AUDITORS

To the shareholders and Board of Directors of OmniOffices (UK) Limited

We have audited the Group financial statements, appearing on pages 3 through 16, of OmniOffices (UK) Limited and subsidiaries. The Group financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these Group financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the aforementioned OmniOffices (UK) Limited Group financial statements present fairly, in all material respects, the financial position of OmniOffices (UK) Limited and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the year ended December 31, 1999 and the nine months ended December 31, 1998 in conformity with generally accepted accounting principles in the United Kingdom.

Generally accepted accounting principles in the United Kingdom vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected results of operations for the year ended December 31, 1999 and the nine months ended December 31, 1998 and shareholders' equity as of December 31, 1999 and 1998, to the extent summarized in the note 21 of the group financial statements.

KPMG Audit Plc
Chartered Accountants
Registered Auditor

London, England
February 28, 2000


31 December 1999                                                            2

                                                        OmniOffices (UK) Limited
                                              Non-Statutory Financial Statements
                                                                31 December 1999


GROUP PROFIT AND LOSS ACCOUNT
FOR THE 12 MONTH PERIOD ENDED 31 DECEMBER 1999

                                                              Notes          12 MONTHS             9 months
                                                                           31 DECEMBER          31 December
                                                                                  1999                 1998

                                                                               (POUND)               (pound)

TURNOVER                                                          2           12,379,389           5,152,524
Cost of sales                                                                 (1,646,342)           (674,924)

GROSS PROFIT                                                                  10,733,047           4,477,600
Administrative expenses                                                      (13,326,429)         (3,963,834)
Other operating income                                                           342,827             105,603

OPERATING PROFIT/(LOSS)                                           3           (2,250,555)            619,369

Other interest receivable and similar income                      6               41,019              40,706
Interest payable and similar charges                              7           (2,249,810)           (856,974)
Amortisation of goodwill                                                        (953,260)                  -

(LOSS) ON ORDINARY ACTIVITIES BEFORE TAXATION                                 (5,412,606)           (196,899)

Tax on ordinary activities                                                           366                   -

(LOSS) ON ORDINARY ACTIVITIES AFTER TAXATION                                  (5,412,972)           (196,899)

RETAINED (LOSS) FOR THE PERIOD                                   17           (5,412,972)           (196,899)


STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

There were no recognised gains or losses other than the loss for the period.


31 December 1999                                                            3

                                                        OmniOffices (UK) Limited
                                              Non-Statutory Financial Statements
                                                                31 December 1999




GROUP BALANCE SHEET
AT 31 DECEMBER 1999

                                                            Notes          31 DECEMBER          31 December
                                                                                  1999                 1998

                                                                             (POUND)                (pound)
FIXED ASSETS
Intangible assets                                               9             18,181,577          19,054,552
Tangible assets                                                10             10,717,570           6,959,077
Investments                                                    11             15,347,836          14,187,836
                                                                              ----------          ----------

                                                                              44,246,983          40,201,465
CURRENT ASSETS
Debtors                                                        12              5,454,351           4,302,088
Cash at bank and in hand                                       13              1,798,470             687,597
                                                                              ----------          ----------

                                                                               7,252,821           4,989,685

CREDITORS: amounts falling due within one)
year                                                            14           (10,883,866)         (7,850,566
                                                                              ----------          ----------

NET CURRENT  LIABILITIES                                                      (3,631,045)         (2,860,881)
                                                                              ----------          ----------

TOTAL ASSETS LESS CURRENT LIABILITIES                                         40,615,938          37,340,584

CREDITORS: amounts falling due after more
 than one year                                                 15            (23,683,955)        (19,131,019)
                                                                              ----------          ----------

                                                                              16,931,983          18,209,565
                                                                              ==========          ==========

CAPITAL AND RESERVES
Called up share capital                                        16                 21,116              17,241
Share premium                                                  17             22,520,738          18,389,223
Profit and loss account                                        17             (5,609,871)           (196,899)
                                                                              ----------          ----------

Shareholders' funds                                            17             16,931,983          18,209,565
                                                                              ==========          ==========


Approved by the Board on                         2000.






DIRECTOR




31 December 1999                                                           4

                                                        OmniOffices (UK) Limited
                                              Non-Statutory Financial Statements
                                                                31 December 1999



COMPANY BALANCE SHEET
AT 31 DECEMBER 1999

                                                             NOTE          31 DECEMBER          31 December
                                                                                  1999                 1998
                                                                               (POUND)               (pound)

FIXED ASSETS
Investments                                                    11             22,588,267          22,504,011
                                                                              ----------          ----------

CURRENT ASSETS
Debtors                                                        12             24,863,917          18,160,728
Cash at bank and in hand                                                         (19,016)            147,011
                                                                              ----------          ----------

                                                                              24,844,901          18,307,739

CREDITORS: amounts falling due within one
year                                                           14             (5,839,333)         (4,102,705)
                                                                              ----------          ----------

NET CURRENT ASSETS                                                            19,005,568          14,205,034
                                                                              ----------          ----------

TOTAL ASSETS LESS CURRENT LIABILITIES                                         41,593,835          36,709,045

CREDITORS: amounts falling due after
 more than one year                                            15            (23,218,692)        (19,131,019)
                                                                              ----------          ----------

                                                                              18,375,143          17,578,026
                                                                              ==========          ==========

CAPITAL AND RESERVES
Called up share capital                                        16                 21,116              17,241
Share premium account                                          17             22,520,738          18,389,223
Profit and loss account                                        17             (4,166,711)           (828,438)
                                                                              ----------          ----------

Shareholders' funds                                            17             18,375,143          17,578,026
                                                                              ==========          ==========


Approved by the Board on                                2000.






DIRECTOR




31 December 1999                                                            5

                                                        OmniOffices (UK) Limited
                                              Non-Statutory Financial Statements
                                                                31 December 1999




GROUP STATEMENT OF CASH FLOWS
FOR THE 12 MONTH PERIOD ENDED 31 DECEMBER 1999

                                                               NOTE          12 MONTHS             9 months
                                                                           31 DECEMBER          31 December
                                                                                  1999                 1998
                                                                               (POUND)              (pound)

NET CASH INFLOW FROM OPERATING ACTIVITIES                        19(A)         2,574,834           4,318,896
                                                                               ---------           ---------

RETURN ON INVESTMENTS AND SERVICING OF FINANCE
Interest received                                                                 41,019              40,706
Interest paid                                                                   (403,126)           (856,974)
                                                                               ---------           ---------

                                                                                (362,107)           (816,268)
TAXATION
Corporation tax paid                                                                (366)                  -
                                                                               ---------           ---------

CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Payments to acquire intangible fixed assets                                      (84,153)            (74,000)
Payments to acquire tangible fixed assets                                     (3,992,725)         (7,109,626)
Payments to acquire investments                                               (1,160,000)        (14,187,836)
                                                                               ---------           ---------

                                                                              (5,236,878)        (21,371,462)
                                                                               ---------           ---------

ACQUISITIONS AND DISPOSALS                                                             -         (18,981,052)
                                                                               ---------           ---------

NET CASH (OUTFLOW) BEFORE FINANCING                                           (3,024,517)        (36,849,886)
                                                                             ===========         ===========
FINANCING
Issue of ordinary share capital                                                    3,875              17,241
Share premium                                                                  4,131,515          18,389,223
Other loans                                                                            -          18,131,019
                                                                               ---------           ---------
vvvvvvvvvvv
                                                                               4,135,390          37,537,483
                                                                               ---------           ---------

INCREASE IN CASH                                                 19(B)         1,110,873             687,597
                                                                             ===========         ===========
RECONCILIATION OF NET CASH FLOW TO
MOVEMENT IN NET DEBT

Increase in cash                                                               1,110,873             687,597
                                                                               ---------           ---------

Change in net debt resulting from cash flows                                   1,110,873             687,597
Increase in loans and accrued interest                                        (4,318,181)        (18,900,511)
                                                                               ---------           ---------

MOVEMENT IN NET DEBT                                                          (3,207,308)        (18,212,914)

NET DEBT AT BEGINNING OF PERIOD                                              (18,212,914)                  -
                                                                               ---------           ---------

NET DEBT AT END OF PERIOD                                                    (21,420,222)        (18,212,914)
                                                                             ===========         ===========



31 December 1999                                                            6

                                                        OmniOffices (UK) Limited
                                              Non-Statutory Financial Statements
                                                                31 December 1999




 NOTES
(FORMING PART OF THE FINANCIAL STATEMENTS)

1        ACCOUNTING POLICIES


         The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the company's non-statutory financial statements.


         BASIS OF PREPARATION


         The non-statutory financial statements have been prepared in accordance with applicable United Kingdom accounting standards and under the historical cost accounting rules.


         As the shareholders of the company are based in the United States of America, the directors have decided to include within these non statutory accounts a UK/US GAAP reconciliation which reconciles both the loss for the period and shareholders' funds at the balance sheet as reported within the statutory accounts of the company prepared under UK companies act legislation and accounting standards to the amounts which would have resulted if the non-statutory financial statements had been prepared using the United States of America's generally accepted accounting principles. This reconciliation is set out in note 21.


         The financial information set out above does not constitute the company's statutory accounts for the year ended 31 December 1999. Statutory accounts for the year ended have reported on those accounts; their reports were unqualified and did not contain a statement under section 237(2) or (3) of the Companies Act 1985.


         CONSOLIDATION


         The group accounts comprise the consolidated accounts of Omni Offices
         (UK) Limited and its subsidiaries drawn up to 31 December.


         GOODWILL


         Goodwill arising on acquisitions, representing the excess of purchase price over the fair value of the net assets acquired, is capitalised. Goodwill is amortised to nil by equal annual instalments over 20 years beginning in the first full year of operation.


         TURNOVER


         Turnover, which excludes value added tax and intra-group sales, represents income from goods and services provided during the period.


         LICENCES


         Amortisation is calculated so as to write off the cost of an asset, net of anticipated disposal proceeds, over the useful economic life of that asset as follows:


         Licence agreement          - (pound)3,868 per annum



31 December 1999                                                            7

                                                        OmniOffices (UK) Limited
                                              Non-Statutory Financial Statements
                                                                31 December 1999





NOTES (continued)


1        ACCOUNTING POLICIES (CONTINUED)


         FIXED ASSETS AND DEPRECIATION


         Depreciation is provided by the group to write off the costs of the estimated residual value of tangible fixed assets over their estimated useful economic lives as follows:


         Motor vehicles                     -        25% reducing balance
         Plant and machinery                -        10% straight line
         Fixtures and fittings              -        10% straight line
         Equipment                          -        10% straight line


         No depreciation is provided in the year of acquisition except for motor vehicles.


         It is the group's practice to maintain its freehold properties in a continued state of sound repair and to extend and make improvements thereto from time to time. Accordingly the directors consider that the lives of these properties and residual values are such that their depreciation is insignificant.


         INVESTMENTS


         Fixed asset investments are stated at cost less provision for diminution in value.


         OPERATING LEASES


         Rentals payable under operating leases are charged against income on a straight line basis over the lease term.


         DEFERRED TAXATION


         Provision is made for deferred taxation using the liability method to take account of timing differences between the incidence of income and expenditure for taxation and accounting purposes except to the extent that the directors consider that a liability to taxation is unlikely to crystallise.


2        TURNOVER

         The whole of the turnover and profit before taxation is attributable to the provision of office space and services. All of the group's turnover arises in the UK.


3        OPERATING PROFIT

                                                          12 MONTHS             9 months
                                                        31 DECEMBER          31 December
                                                               1999                 1998
         OPERATING PROFIT IS STATED AFTER CHARGING:        (POUND)              (pound)

         Auditors' remuneration
         - Audit services                                   30,000               20,000
         Depreciation of tangible assets                   234,232              150,549
         Amortisation of intangible assets                 957,128                  500
         Operating lease rentals:
         - Land and buildings                            3,519,093            1,361,083
         - Other                                           641,982              255,000
                                                           =======              =======




31 December 1999                                                            8

                                                        OmniOffices (UK) Limited
                                              Non-Statutory Financial Statements
                                                                31 December 1999




NOTES (CONTINUED)

4        DIRECTORS' EMOLUMENTS


         None of the directors of the company received any emoluments from the company or any of its subsidiaries during the period (1998: NONE).

5        STAFF NUMBERS AND COSTS
         The average number of persons employed by the group during the year was as follows:

                                                                   12 MONTHS             9 months
                                                                 31 DECEMBER          31 December
                                                                        1999                 1998
                                                                          NO.                  No.

                                                                         158                  118
                                                                   =========            =========

         Employment costs:
                                                                   12 MONTHS             9 months
                                                                 31 DECEMBER          31 December
                                                                        1999                 1998
                                                                     (POUND)              (pound)

         Wages and salaries                                        2,844,564            1,362,139
         Social security costs                                       293,753              134,218
                                                                   ---------            ---------

                                                                   3,138,317            1,496,357
                                                                   =========            =========



6        OTHER INTEREST RECEIVABLE AND SIMILAR INCOME

                                                                   12 MONTHS             9 months
                                                                 31 DECEMBER          31 December
                                                                        1999                 1998
                                                                     (POUND)              (pound)

         Bank interest receivable                                     41,019               40,706
                                                                   =========            =========


7        INTEREST PAYABLE AND SIMILAR CHARGES

                                                                   12 MONTHS             9 months
                                                                 31 DECEMBER          31 December
                                                                        1999                 1998
                                                                     (POUND)              (pound)

         Interest payable on parent company loans and overdrafts   2,249,810              856,974
                                                                   =========            =========




8        LOSS ATTRIBUTABLE TO THE MEMBERS OF THE HOLDING COMPANY


         The loss dealt with in the accounts of the parent company amounted to (pound)3,338,273 (1998:(POUND)828,438).



31 December 1999                                                            9

                                                        OmniOffices (UK) Limited
                                              Non-Statutory Financial Statements
                                                                31 December 1999




NOTES (CONTINUED)


9        INTANGIBLE FIXED ASSETS

         GROUP                                                  GOODWILL             LICENCES                TOTAL
                                                                 (POUND)              (POUND)              (POUND)
         COST:
         At 1 January 1999                                    18,981,052               74,000           19,055,052
         Subsidiaries acquired                                    84,153                    -               84,153
                                                              ----------               ------           ----------

         AT 31 DECEMBER 1999                                  19,065,205               74,000           19,139,205
                                                              ----------               ------           ----------

         AMORTISATION
         At 1 January 1999                                             -                  500                  500
         Charge for the period                                   953,260                3,868              957,128
                                                              ----------               ------           ----------

         AT 31 DECEMBER 1999                                     953,260                4,368              957,628
                                                              ----------               ------           ----------

         NET BOOK VALUE:
         AT 31 DECEMBER 1999                                  18,111,945               69,632           18,181,577
                                                              ==========               ======           ==========

         At 31 December 1998                                  18,981,052               73,500           19,054,552
                                                              ==========               ======           ==========

Goodwill arose in 1998 on the acquisition of HQ Holdings Limited for consideration of (pound)22.5 million.


10       TANGIBLE FIXED ASSETS

         GROUP                                             FREEHOLD         OFFICE
                                                           LAND AND       EQUIPMENT           MOTOR
                                                          BUILDINGS    AND FITTINGS        VEHICLES           TOTAL
                                                            (POUND)         (POUND)         (POUND)          (POUND)


         COST:
         At 1 January 1999                                3,958,500       3,146,826           4,300        7,109,626
         Additions in period                                      -       3,992,725               -        3,992,725
                                                          ---------       ---------           -----        ---------


         AT 31 DECEMBER 1999                              3,958,500       7,139,551           4,300       11,102,351
                                                          ---------       ---------           -----        ---------

         DEPRECIATION:
         At 1 January 1999                                        -        (148,399)         (2,150)        (150,549)
         Charge for the period                                    -        (232,082)         (2,150)        (234,232)
                                                          ---------       ---------           -----        ---------

         At 31 December 1999                                      -        (380,481)         (4,300)        (384,781)
                                                          ---------       ---------           -----        ---------

         NET BOOK VALUE:
         AT 31 DECEMBER 1999                              3,958,500       6,759,070               -       10,717,570
                                                          =========       =========           =====        =========

         At 31 December 1998                              3,958,500       2,998,427           2,150        6,959,077
                                                          =========       =========           =====        =========




31 December 1999                                                           10

                                                        OmniOffices (UK) Limited
                                              Non-Statutory Financial Statements
                                                                31 December 1999




NOTES (CONTINUED)


11       INVESTMENTS

         COMPANY

                 Subsidiary Company - HQ Holdings Ltd at 1 January 1999                   22,504,011
                 Additional consideration and costs in period                                 84,256
                                                                                          ----------

                 AT 31 DECEMBER 1999                                                      22,588,267
                                                                                          ==========


         Details of the investments in which the group or the company holds 20% or more of the nominal value of any class of share capital are as follows:

                                                 COUNTRY OF                           PROPORTION              NATURE
                                            REGISTRATION OR                            OF VOTING                  OF
         NAME OF COMPANY                      INCORPORATION           HOLDING             RIGHTS            BUSINESS

         HQ Holdings Limited              England and Wales          Ordinary                100                   *
         HQ Developments
         (UK) Limited                     England and Wales          Ordinary                100                   *


         * Provision of Executive offices

         The aggregate amount of capital and reserves and the results of these undertakings for the last relevant financial period (12 months ended 31st December 1999) were as follows:

                                                                                      CAPITAL             LOSS FOR
                                                                                 AND RESERVES           THE PERIOD
                                                                                      (POUND)              (POUND)

         HQ Holdings Limited                                                        3,176,172             (978,429)
         HQ Developments (UK) Limited                                                (143,009)            (143,010)



         GROUP                                   MERCURY EXECUTIVE                   OTHER                 TOTAL
                                                   OFFICES LIMITED             INVESTMENTS
                                                       PARTNERSHIP
                                                           (pound)                 (pound)               (pound)

         COST:
         At 1 January 1999                             14,177,432                   10,404              14,187,836
         Additions                                      1,160,000                        -               1,160,000
                                                       ----------                   ------              ----------

         AT 31 DECEMBER 1999                           15,337,432                   10,404              15,347,836
                                                       ----------                   ------              ----------

         NET BOOK VALUE:
         AT 31 DECEMBER 1999                           15,337,432                   10,404              15,347,836
                                                       ==========                   ======              ==========

   The company's investment in Mercury Executive Offices Limited Partnership amounts to 20% of the capital of the partnership. The General Partner, Mercury Asset Management, is also the Partnership Manager and OmniOffices (UK) Limited exerts no significant influence over the management of the partnership's affairs.

31 December 1999                                                           11

                                                        OmniOffices (UK) Limited
                                              Non-Statutory Financial Statements
                                                                31 December 1999




NOTES (CONTINUED)


12       DEBTORS

                                                                 31 DECEMBER 1999            31 December 1998
                                                                  GROUP       COMPANY         Group       Company
                                                                (POUND)       (POUND)       (pound)       (pound)

         Trade debtors                                        1,277,605             -     1,213,027             -
         Owed by group undertakings                                   -    24,863,917             -    18,000,571
         Other debtors                                        2,490,571             -     1,552,376             -
         Prepayments and accrued income                       1,635,786             -     1,486,296       160,157
         Recoverable ACT                                         50,389             -        50,389             -
                                                              ---------    ----------     ---------    ----------

                                                              5,454,351    24,863,917     4,302,088    18,160,728
                                                              =========    ==========     =========    ==========




13       CASH AT BANK AND IN HAND

         Of the (pound)1,798,470 cash, (pound)573,840 is restricted, being held separately as security for a rent guarantee issued to a landlord by the group's bankers.


14       CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                  31 DECEMBER 1999           31 December 1998
                                                                   GROUP       COMPANY         Group       Company
                                                                 (POUND)       (POUND)       (pound)       (pound)

         Trade creditors                                       1,217,290             -     1,340,633       366,528
         Corporation tax                                           4,420             -         4,420             -
         Other taxes and social security                         152,790        80,000       207,703             -
         Other creditors                                       2,240,434        15,050     1,340,990       128,805
         Accruals and deferred income                          1,597,409        72,760     1,452,902       103,454
         Deferred purchase consideration                       3,240,065     3,240,065     3,503,918     3,503,918
         Interest payable to ultimate parent company           2,431,458     2,431,458             -             -
                                                               ---------    ----------     ---------    ----------

                                                              10,883,866     5,839,333     7,850,566     4,102,705
                                                              ==========     =========     =========     =========

Deferred purchase consideration relates to amounts remaining payable to the vendors of HQ Holdings Limited. The full amount is payable in 2000.

15       CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                      31 DECEMBER 1999                 31 December
                                                                                                              1998
                                                                   GROUP              COMPANY    Group and company
                                                                 (POUND)              (POUND)              (pound)

         Notes payable to ultimate parent
         Company                                              23,218,692           23,218,692           19,131,019
         Deferred income                                         465,263                    -                    -
                                                              ----------           ----------           ----------

                                                              23,683,955           23,218,692           19,131,019
                                                              ==========           ==========           ==========



31 December 1999                                                            12

                                                        OmniOffices (UK) Limited
                                              Non-Statutory Financial Statements
                                                                31 December 1999




NOTES (CONTINUED)


16       CALLED UP SHARE CAPITAL

                                                                     AUTHORISED             ALLOTTED, CALLED UP
                                                                                               AND FULLY PAID
                                                                      NO       (POUND)            NO       (POUND)

         Class A ordinary shares of 1p each                      200,000         2,000       105,582         1,056
         Class B ordinary shares of 1p each                    3,800,000        38,000     2,006,066        20,060
         Class C redeemable preference shares of 1p each               1             -             1             -
         Class D redeemable preference shares of 1p each               1             -             1             -
                                                               ---------        ------     ---------        ------

                                                               4,000,000        40,000     2,111,650        21,116
                                                               =========        ======     =========        ======


         The class C and the class D redeemable preference shares may be redeemed by the company at any time after the holders cease to also hold loan notes issued by the company and in any event they are redeemable on 19th May 2008 if they have not been previously redeemed. The amount payable upon redemption shall be the paid up amount thereon.


17       RECONCILIATION OF SHAREHOLDERS' FUNDS AND MOVEMENTS ON RESERVES

         GROUP                                                                   SHARE        PROFIT
                                                                   SHARE       PREMIUM      AND LOSS
                                                                 CAPITAL       ACCOUNT       ACCOUNT         TOTAL
                                                                 (POUND)       (POUND)       (POUND)       (POUND)

         At 1 January 1999                                        17,241    18,389,223      (196,899)   18,209,565
         Issued during period                                      3,875     4,131,515             -     4,135,390
         Retained loss for the period                                  -             -    (5,412,972)   (5,412,972)
                                                                  ------    ----------    ----------    ----------

         AT 31 DECEMBER 1999                                      21,116    22,520,738    (5,609,871)   16,931,983
                                                                  ======    ==========    ==========    ==========


         COMPANY                                                                 SHARE        PROFIT
                                                                   SHARE       PREMIUM      AND LOSS
                                                                 CAPITAL       ACCOUNT       ACCOUNT         TOTAL
                                                                 (POUND)       (POUND)       (POUND)       (POUND)

         At 1 January 1999                                        17,241    18,389,223      (828,438)   17,578,026
         Issued during the period                                  3,875     4,131,515             -     4,135,390
         Retained loss for the period                                  -             -    (3,338,273)   (3,338,273)
                                                                  ------    ----------    ----------    ----------

         AT 31 DECEMBER 1999                                      21,116    22,520,738    (4,166,711)   18,375,143
                                                                  ======    ==========    ==========    ==========



31 December 1999                                                           13

                                                        OmniOffices (UK) Limited
                                              Non-Statutory Financial Statements
                                                                31 December 1999




NOTES (CONTINUED)

18       FINANCIAL COMMITMENTS


         GROUP AND COMPANY

         Annual commitments under non-cancellable operating leases are as follows:

                                                                                     LAND AND                OTHER
                                                                                    BUILDINGS
         GROUP AND COMPANY

         Expiring between two and five years                                                -              985,664
         Expiring in over five years                                                4,604,559                    -
                                                                                    ---------              -------

                                                                                    4,604,559              985,664
                                                                                    =========              =======


         CAPITAL COMMITMENTS
                                                                                    12 MONTHS             9 months
                                                                                  31 DECEMBER          31 December
                                                                                         1999                 1998
                                                                                      (POUND)              (pound)

         Capital expenditure that has been contracted for
          but not provided in the financial statements                                852,500            1,035,000
                                                                                      =======            =========




19       NOTES TO THE GROUP STATEMENT OF CASH FLOWS

         (a) Reconciliation of operating loss to net cash inflow from operating activities:

                                                                                                         (pound)

         Operating loss                                                                               (2,250,555)
         Depreciation                                                                                    234,232
         Amortisation                                                                                      3,868
         Increase in debtors                                                                          (1,152,263)
         Increase in creditors                                                                         5,739,552
                                                                                                       ---------

         Net cash inflow from operating activities                                                     2,574,834
                                                                                                       =========


         (b)      ANALYSIS OF DEBT

                                                                  At 31         Cash         Other          AT 31
                                                               December         flow       changes       DECEMBER
                                                                   1998                                      1999
                                                                (pound)       (pound)       (pound)       (POUND)

         Cash at bank and in hand                               687,597     1,110,873             -     1,798,470
         Debt due after one year                            (18,900,511)            -    (4,318,181)  (23,218,692)
                                                            -----------     ---------    ----------   -----------

                                                            (18,212,914)    1,110,873    (4,318,181)  (21,420,222)
                                                            ===========     =========    ==========   ===========



31 December 1999                                                           14

                                                        OmniOffices (UK) Limited
                                              Non-Statutory Financial Statements
                                                                31 December 1999




NOTES (CONTINUED)

20       POST BALANCE SHEET EVENT

         On 21 January 2000, CarrAmerica Realty Corporation announced a merger agreement between affiliate HQ Global Workplaces, Inc and Vantas Incorporated, the executive office suites subsidiary of FrontLine Capital Group. It is expected that following the merger FrontLine Capital Group will own up to an 81% interest in the company, with CarrAmerica owning the remaining 19%. The transaction is scheduled to close on or before 30 April 2000.


21       RECONCILIATION TO GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE
         UNITED STATES

         The Group prepares its consolidated accounts in accordance with generally accepted accounting principles (GAAP) in the United Kingdom which differ in certain material respects from US GAAP. The significant differences relate principally to the following items and the adjustments necessary to restate net income (loss) and shareholders' equity in accordance with US GAAP are shown below.

(a)      Deferred taxation

Under UK GAAP a provision is made for deferred taxation only when there is a reasonable probability that the liability will arise in the foreseeable future. Under US GAAP, deferred taxation is provided on a full liability basis on all temporary differences, as defined in SFAS 109, Accounting for Income Taxes.

Under the asset and liability method of SFAS 109, deferred assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The income tax benefit under US GAAP for the year ended December 31, 1999 was a deferred benefit resulting primarily from net operating loss carryforward benefits generated in 1999. No income tax benefit was generated in 1998. The tax benefit differs from the amounts computed by applying the UK statutory rate of 30 percent to pretax US adjusted income as a result of the following:

                                                     1999                1998

    Computed expected tax benefit                 1,618,800)         (197,400)

    Nondeductibility of goodwill                    192,000           120,600

    Increase in valuation allowance               1,097,100            59,100

    Nondeductible US GAAP adjustments                89,700            17,700
                                               -------------     -------------
               Total                               (240,000)                 -
                                               =============     =============

Net deferred tax asset at 31 December 1999 for US GAAP totaled (pound)240,000, net of a total valuation allowance of (pound)1,156,200. There is no net deferred tax asset for US GAAP purposes for 1998. Management believes that the Company will have sufficient future taxable income to make it more likely than not that the net deferred tax asset will be realized.

(b)      Goodwill

Under UK GAAP, following the adoption of FRS 10 - "Goodwill and Intangible Assets" in the current financial year, goodwill arising after 31 March 1998 is capitalized and amortized through the profit and loss account over periods, not exceeding 20 years, considered acceptable under UK GAAP. For UK GAAP the Group has amortized goodwill over 20 years.

Under US GAAP goodwill is capitalized and amortized by charges against income over a period not exceeding 40 years. Consistent with the accounting policies of the Group's Parent CarrAmerica Realty Corporation ("Parent") and based on an assessment of the useful live of the goodwill at the time of acquisition by the Group's parent, goodwill is amortized over 30 years for both 1998 and 1999 for US GAAP purposes. Under US GAAP, Parent and the Group evaluate the recoverability of goodwill annually. In making such evaluation, the parent and the Group compares certain financial indicators such as expected undiscounted future revenues and net cash flows to the carrying amount of goodwill. Impairment losses, if any, are measured as the excess of the carrying amount of goodwill over estimated fair market value. The Group has recognized no impairment losses in 1999 or 1998.

Goodwill amortization under UK GAAP at 31 December 1999 is (pound)953,000 and under US GAAP is (pound)637,000, the difference has an effect of increasing reported income by (pound)316,000 (1998 - decrease in reported net income of (pound)402,000).


31 December 1999                                                           15

                                                        OmniOffices (UK) Limited
                                              Non-Statutory Financial Statements
                                                                31 December 1999




NOTES (CONTINUED)

21 RECONCILIATION TO GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES (CONTINUED)

         The following is a reconciliation for the net income as shown in the financial statements to net loss according to generally accepted accounting principles in the United States.



                                                                                  FOR THE YEAR   For the 9 months
                                                                                      ENDED 31           ended 31
                                                                                 DECEMBER 1999      December 1998
                                                                                       (POUND)            (pound)

         Net loss as shown in the financial statements                             (5,413,000)          (197,000)

         Description of items having the effect of increasing reported income

                 Provision for deferred income tax benefit                             240,000                  -
                 Goodwill amortisation  (increased life from 20 to 30 years
                 for US GAAP)                                                          316,000                  -

         Description of items having the effect of decreasing reported income

                 Amortisation of goodwill                                                    -          (402,000)
                 Depreciation of buildings                                           (132,000)           (59,000)
                 Straight-line rent adjustment                                       (167,000)                  -
                                                                                   ----------           --------

         Net loss according to generally accepted accounting  principles in
         the United States                                                         (5,156,000)          (658,000)
                                                                                   ==========           ========


         The following is a reconciliation of the Stockholders' equity as shown in the financial statements to Stockholders' equity according to generally accepted accounting principles in the United States.


                                                                                      AS OF 31           As of 31
                                                                                 DECEMBER 1999      December 1998
                                                                                       (POUND)            (pound)

         Shareholders' funds                                                        16,931,983         18,209,565

             Provision for deferred income tax benefit                                 240,000                 -
             Goodwill amortisation                                                     (86,000)         (402,000)
             Depreciation of buildings                                                (191,000)          (59,000)
             Straight-line rent adjustments                                           (167,000)                 -

         Shareholders'  equity according to generally  accepted  accounting
          principles in the United States                                           16,727,983         17,748,565
                                                                                    ==========         ==========

(e) Cash flow statement

Under UK GAAP, the consolidated cash flow statements are presented in accordance with UK Financial Reporting Standards No. 1 (FRS 1). The statement prepared under FRS 1 present substantially the same information as that required under SFAS No. 95. Under US GAAP, however, there are certain differences from UK GAAP with regard to classification of items within the cash flow statement and with regard to the definition of cash.

Under SFAS No. 95 cash and cash equivalents include cash and short-term investments with original maturities of three months or less. Under FRS 1, cash comprises cash in hand and at bank and overnight deposits, net of bank overdrafts.

Under FRS 1, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditures and financial investments, acquisitions and disposals, dividends paid to the company's shareholders, management of liquid resources and financing. SFAS No. 95 cash flows are reported as results from operating, investing and financing activities.

Cash flows under FRS 1 in respect of interest received, interest paid and taxation would be included within operating activities under SFAS No. 95.


31 December 1999                                                           16


Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma financial statements are presented for illustrative purposes only and are not indicative of the financial position or results of operations of future periods or the results that actually would have been realized had (i) RSI purchased an additional 21% interest in VANTAS Incorporated ("VANTAS") from third parties for approximately $43 million in cash and issuance of approximately 1.3 million shares of RSI common stock valued at $19 per share. As a result RSI's basic beneficial ownership in VANTAS increased to 84% The debt financing of this transaction is assumed to be approximately $16 million from the Company's UBS credit facility, approximately $12 million under the Company's $100 million credit facility with Reckson Operating Partnership L.P. ("RSI Facility"), and approximately $15 million from the Company's $63.9 million common stock offering completed on December 16, 1999 and (ii) VANTAS merged with HQ Global Workplaces Inc. ("HQ") with the new merged entity retaining the name HQ Global Workplaces ("HQ-NEWCO"). The remaining VANTAS common shareholders will receive approximately $33.4 million to redeem their 16% interest in VANTAS. As part of the transaction CarrAmerica Realty Corporation ("Carr") the parent of HQ, will receive approximately $237 million in cash as redemption for their shares and approximately 19% of equity in HQ-NEWCO. RSI and a minority shareholder will own approximately 50% and 31%, respectively, of HQ-NEWCO. This transaction is expected to be funded with approximately $350 million in bank debt and $187.4 million in third party equity. Simultaneously with the execution of the merger agreement, RSI deposited $35 million letter of credit to collateralize VANTAS's obligation under the merger agreement. Such amount is payable to Carr if the merger fails to close for certain specified reasons, and VANTAS and RSI will have no further obligations in connection with the transactions. VANTAS is obligated to reimburse RSI in form of additional shares in VANTAS for any loss of the deposit. The pro forma financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of RSI as filed on Form 8-K on March 2, 2000 for the year ended December 31, 1999, the historical financial statements of VANTAS as filed on Form 8-K on March 2, 2000 for the year ended December 31,1999, and the historical financial statements of HQ as filed in this Form 8-K for the year ended December 31, 1999.

The following pro forma financial statements of RSI give effect to increase in the beneficial ownership percentage and the effect of the VANTAS, HQ merger. The pro forma financial statements are based on the historical financial statements and the notes thereto of RSI, VANTAS and HQ. The pro forma adjustments are preliminary and based on management's estimates of the value of the tangible and intangible assets acquired.

The pro forma balance sheet of RSI assumes that the purchases of the additional 21% interest in VANTAS and that the VANTAS, HQ merger occurred on December 31, 1999. The pro forma statement of operations of RSI for the year ended December 31, 1999 assume that the purchase of the additional 21% interest in VANTAS and that the VANTAS, HQ merger occurred as of January 1, 1999.

RECKSON SERVICE INDUSTRIES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 1999
(Dollars in thousands, except per share amounts)
(UNAUDITED)

                                                                         HQ-NEWCO
                                              RSI         VANTAS         UNAUDITED         PRO FORMA                         RSI
                                          HISTORICAL    HISTORICAL (10) PRO FORMA (2),(4) ADJUSTMENTS   ELIMINATIONS (2)  PRO FORMA
                                         -------------- --------------------------------------------------------------------------
ASSETS
------
Cash                                          $ 32,740     $ (3,807)       $ 21,836     $ (15,707)(1)          $ -         $ 35,062
Restricted cash                                 21,572      (21,572)         32,151             -                -           32,151
Accounts receivables                             8,426       (8,426)         36,541             -                -           36,541
Other current assets                            16,008            -               -                              -           16,008
                                         -------------- ------------  --------------  ------------    -------------   -------------
     Total Current Assets                       78,746      (33,805)         90,528       (15,707)               -          119,762

Ownership interests and advances
   to Partner Companies                         61,207            -               -        21,735 (3)           -            82,942
Other ownership interest                        36,626            -               -                              -           36,626
Investment in VANTAS                                 -            -               -        67,889 (1)      (67,889)               -
Intangible assets, net                         239,412     (187,115)        622,321             -          (77,410)         597,208
Property and equipment, net                     80,425      (80,064)        180,342             -                -          180,703
Other assets, net                               45,567      (31,473)         74,013             -                -           88,107
                                         -------------- ------------  --------------  ------------    -------------   -------------

TOTAL ASSETS                                 $ 541,983   $ (332,457)      $ 967,204      $ 73,917       $ (145,299)      $1,105,348
                                         ============== ============  ==============  ============    =============   =============


LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

Accounts payable and accrued expenses         $ 51,383    $ (38,010)       $ 62,880           $ -              $ -         $ 76,253
Current portion of notes payable                12,500      (12,500)         12,500             -                -           12,500
Deferred rent payable                            2,165       (2,165)          2,165             -                -            2,165
Other current liabilities                        1,139       (1,139)         45,053             -                -           45,053
                                         -------------- ------------  --------------  ------------    -------------   -------------
    Total Current Liabilities                   67,187      (53,814)        122,598             -                -          135,971

Credit facilities with related parties         121,848            -               -        27,593 (1)            -          149,441
Secured credit facility                         44,407            -                                                          44,407
Notes Payable                                  108,125     (108,125)        335,459             -                -          335,459
Deferred rent payable                           22,794      (22,794)         22,794             -                -           22,794
Other liabilities                               28,175      (28,175)         28,250             -                -           28,250
                                         -------------- ------------  --------------  ------------    -------------   -------------

TOTAL LIABILITIES                              392,536     (212,908)        509,101        27,593                -          716,322
                                         -------------- ------------  --------------  ------------    -------------   -------------


MINORITY INTEREST                               35,338            -               -             -          193,255 (5)      228,593
TOTAL REDEEMABLE PREFERRED STOCK                     -     (153,092)              -             -          153,092                -
                                         -------------- ------------  --------------  ------------    -------------   --------------

SHAREHOLDERS' EQUITY
--------------------

Preferred Stock, $.01 par value                      -            -               -             1 (3)            -                1
Common Stock,  $.01 par value                      307          (71)            185            13 (1)         (114)             320

Additional paid in capital                     162,054      (18,448)        509,980        24,575 (1)     (491,532)         208,364
                                                                                           21,735 (3)
Retained earnings (deficit)                    (48,252)      52,062         (52,062)            -                -          (48,252)
                                         -------------- ------------  --------------  ------------    -------------   --------------

TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY                                     $ 541,983   $ (332,457)      $ 967,204      $ 73,917       $ (145,299)     $ 1,105,348
                                         ============== ============  ==============  ============    =============   ==============



RECKSON SERVICE INDUSTRIES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1999
(Dollars in thousands, except per share amounts)
(UNAUDITED)


                                                          RSI           VANTAS       PRO FORMA        PRO FORMA
                                                      HISTORICAL     HISTORICAL (10) HQ-NEWCO (4)     ADJUSTMENTS       PRO FORMA
                                                     -------------------------------------------------------------------------------
REVENUES
--------

Executive office suite income                            $ 124,564     $ (124,564)     $ 377,808              $ -         $ 377,808
Support services and other                                  90,812        (90,479)        95,452                -            95,785
                                                     --------------  -------------  -------------   --------------    --------------

     TOTAL OPERATING REVENUES                              215,376       (215,043)       473,260                -           473,593
                                                     --------------  -------------  -------------   --------------    --------------

OPERATING EXPENSES

Cost of revenue                                            175,454       (175,454)       243,428                -           243,428
Partner Company general and administrative
  expenses                                                  11,995        (11,996)       150,451                -           150,450
                                                     --------------  -------------  -------------   --------------    --------------
      Total operating expenses                             187,449       (187,450)       393,879                -           393,878
                                                     --------------  -------------  -------------   --------------    --------------

Partner Company Operating income                            27,927        (27,593)        79,381                -            79,715
                                                     --------------  -------------  -------------   --------------    --------------

OTHER INCOME (EXPENSES)
----------------------

Merger and integration costs                               (26,730)        26,730        (26,730)               -           (26,730)
Corporate general and administrative expenses               (9,509)             -              -                -            (9,509)
Depreciation and amortization                              (15,680)        14,858        (42,762)           2,580 (8)       (41,004)
Amortization of deferred charges                            (8,455)        10,265        (57,251)               -           (55,441)
Interest income (expense)                                  (18,432)             -        (12,635)          (1,440)(7)       (33,949)
                                                                                                           (1,442)(7)

                                                     --------------  -------------  -------------   --------------    --------------
Loss Before minority interest, income tax benefit
(expense) equity in loss of Partner Companies
and other ownership interest and dividends to
preferred shareholders                                     (50,879)        24,260        (59,997)            (302)          (86,918)
                                                     --------------  -------------  -------------   --------------    --------------

Income tax benefit (expense)                                 2,841         (2,841)         3,450               -              3,450

Loss Before minority interest, equity in loss
of Partner Companies and other ownership interest
and dividends to preferred shareholders                    (48,038)        21,419        (56,547)            (302)          (83,468)
                                                     --------------  -------------  -------------   --------------    --------------

Minority Interest                                           18,790        (18,790)             -           28,217 (5)        28,217
Dividend to preferred shareholders                               -              -              -           (2,041)(9)        (2,041)
Equity in loss of Partner Companies and other
  ownership interest                                       (10,599)             -              -                -           (10,599)
                                                     --------------  -------------  -------------   --------------    --------------

     NET INCOME (LOSS)                                   $ (39,847)      $  2,629      $ (56,547)       $  25,874        $  (67,891)
                                                     ==============  =============  =============   ==============    ==============

Basic and diluted net loss per weighted
  average common share                                      ($1.56)                                                          ($2.52)
                                                     ==============                                                   ==============

Basic and diluted weighted average common
  shares outstanding                                    25,600,985                                                (1)    26,895,088
                                                     ==============                                                   ==============

Notes to Unaudited Pro Forma Consolidated Financial Statements:

 (1) Subsequent to January 1, 2000, in conjunction with existing "tag along" rights RSI purchased an additional 21% of VANTAS from third parties for approximately $43 million in cash and the issuance of approximately 1.3 million shares of RSI common stock valued at $19 per share. These pro forma consolidated financial statements assume that RSI completed the approximate $68 million purchase through the use of proceeds of approximately $16 million from the Company's UBS credit facility, approximately $12 million from the RSI Facility and approximately $15 million from the Company's $63.9 million common stock offering completed on December 16, 1999. The remaining proceeds of approximately $48.9 million from the December 16, 1999 common stock offering were used for corporate purposes, including additional investments.

 (2) On January 21, 2000, VANTAS agreed to merge with HQ. This transaction is expected to be funded with approximately $350 million in bank debt and $187.4 million of third party equity. As part of the transaction Carr will receive approximately $237 million in cash and approximately 19% of equity in HQ-NEWCO. RSI and the third party equity will own approximately 50% and 31%, respectively, of HQ-NEWCO. The remaining VANTAS common shareholders will receive approximately $33.4 million to redeem their 16% interest in VANTAS. Simultaneously with the merger approximately $142.9 million of existing HQ debt and approximately $108.95 million of existing VANTAS debt will be retired. The terms of the merger agreement allow for RSI to appoint seven of the eleven directors of HQ-NEWCO board and control the operations of HQ-NEWCO. At this point VANTAS has yet to raise the equity needed to close this transaction, therefore it assumed that if RSI will need to borrow additional high yield debt which would have a ($0.45) on RSI's earnings per share for the year ended December 31, 1999. As a result, RSI's pro forma condensed consolidated balance sheet and statements of operations have reflected and accounted for its investment in HQ-NEWCO under the consolidated method of accounting. All the necessary eliminations have been recorded.

(3) In January and February 2000 RSI issued 23,000 shares of 8.875% Series A Convertible Cumulative Preferred Stock at a price of $1,000 per share for an aggregate consideration of approximately $21.735 million net of approximately $1.3 million in offering costs. Proceeds from the offering were for corporate purposes, including additional investments.

 (4) Represents HQ-NEWCO unaudited pro forma balance sheet as of December 31, 1999, the HQ-NEWCO pro forma financial statements are based upon the December 31, 1999 historical financial statements of HQ and VANTAS, as adjusted for the impact of completed and pending acquisitions and the merger.

 (5) Represents the minority interest of HQ-NEWCO at 49.9%, as a result of RSI's consolidation of HQ-NEWCO.

 (6) The RSI unaudited pro forma results of operations for the year ended December 31,1999 assume that (i) RSI increased its beneficial ownership in VANTAS to 84% and (ii) VANTAS merger with HQ, both assumed to have occurred on January 1,1999. As noted above, the merger assumes that the remaining 16% of VANTAS held by non-RSI shareholders is redeemed by VANTAS for $33.4 million. The HQ-NEWCO unaudited pro forma results of operations for the year ended December 31,1999 were based on historical results of operations of VANTAS and HQ as adjusted for the impact of completed and pending acquisitions and the merger.

 (7) To record interest expense associated with the additional draws of approximately $16 million under the UBS credit facility at an interest rate of 9.25% and approximately $12 million under the RSI facility at an interest rate of 12%.

 (8) Amortization expense on goodwill associated with (i) the purchase of the additional 21% interest in VANTAS by RSI and (ii) VANTAS and HQ merger, as if the purchase and merger both occurred on January 1,1999. Goodwill is being amortized over a 30 year period based on RSI's assessment of the significant barriers to entry due to the rapid consolidation in the executive suites business and the continuing value of the HQ trademark. The goodwill adjustment represents amortization for twelve months which was not included in the historical results.

 (9) Represents the minority interest of HQ-NEWCO at 49.9%, as a result of RSI's consolidation of HQ-NEWCO.

(10) Represents elimination of VANTAS historical balance sheet as of December 31, 1999 and statement of operations for the year ended December 31, 1999, which have been included in RSI's historical amounts. As a result of the HQ merger, VANTAS will first be consolidated into HQ-NEWCO and then to RSI.


HQ-NEWCO
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 1999
(Dollars in thousands, except per share amounts)
(UNAUDITED)

                                         VANTAS             HQ            HQ (UK)       TRANSACTION                     HQ-NEWCO
                                       HISTORICAL       HISTORICAL       HISTORICAL     FINANCING (1)  ELIMINATIONS (1) PRO FORMA
                                      --------------  ---------------  ---------------  --------------------------------------------

ASSETS
------
Cash                                        $ 3,807          $    57          $ 2,907      $ 15,065            $ -         $ 21,836
Restricted cash                              21,572           10,579                -             -              -           32,151
Accounts receivables                          8,426           19,298            8,817             -              -           36,541
Intangible assets, net                      187,115          206,518           29,391             -        199,297          622,321
Property and equipment, net                  80,064           82,953           17,325             -              -          180,342
Other assets, net                            31,473           17,730           24,810             -              -           74,013
                                      --------------  ---------------  ---------------  ------------   ------------   --------------

TOTAL ASSETS                              $ 332,457        $ 337,135          $83,250      $ 15,065      $ 199,297        $ 967,204
                                      ==============  ===============  ===============  ============   ============   ==============


LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

Accounts payable and accrued expenses      $ 38,010         $  7,276         $ 17,594           $ -            $ -         $ 62,880
Current portion of notes payable             12,500                -                -             -              -           12,500
Deferred rent payable                         2,165                -                -             -              -            2,165
Other current liabilities                     1,139           43,914                -             -              -           45,053
                                      --------------  ---------------  ---------------  ------------   ------------   --------------
     Total current liabilities               53,814           51,190           17,594             -              -          122,598

Notes payable                               108,125          141,524           38,285       350,000              -          335,459
                                                                                           (142,900)             -
                                                                                           (108,950)             -
                                                                                            (50,625)

Deferred rent payable                        22,794                -                -             -              -           22,794
Other liabilities                            28,175               75                -             -              -           28,250
                                      --------------  ---------------  ---------------  ------------   ------------   --------------
TOTAL LIABILITIES                           212,908          192,789           55,879        47,525              -          509,101
                                      --------------  ---------------  ---------------  ------------   ------------   --------------


TOTAL REDEEMABLE PREFERRED STOCK            153,092                -                -             -       (153,092)               -
                                      --------------  ---------------  ---------------  ------------   ------------   --------------

SHAREHOLDERS' EQUITY
--------------------

Common Stock,  $.01 par value                    71               74               34             -              6              185
Additional paid in capital                   18,448          147,473           36,405       187,400       (183,878)         509,980
                                                                                           (237,100)       202,792
                                                                                            (33,385)       321,200 (2)
                                                                                             50,625

Retained earnings (deficit)                 (52,062)          (3,201)          (9,068)            -         12,269          (52,062)
                                      --------------  ---------------  ---------------  ------------   ------------   --------------

TOTAL LIABILITIES AND SHAREHOLDERS'
     EQUITY                               $ 332,457        $ 337,135         $ 83,250      $ 15,065      $ 199,297        $ 967,204
                                      ==============  ===============  ===============  ============   ============   ==============


HQ-NEWCO
PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1999
(Dollars in thousands, except per share amounts)
(UNAUDITED)


                                                    PRO FORMA            PRO FORMA             PRO FORMA              HQ-NEWCO
                                                   VANTAS (3)              HQ (4)             ADJUSTMENTS             PRO FORMA
                                                ------------------   -------------------    -----------------     ------------------
REVENUES
--------
Office rentals                                          $ 132,081             $ 245,727                  $ -              $ 377,808
Support services and other income                          95,452                     -                    -                 95,452
                                                ------------------   -------------------    -----------------     ------------------

     TOTAL REVENUES                                       227,533               245,727                    -                473,260
                                                ------------------   -------------------    -----------------     ------------------

EXPENSES
--------

Cost of revenue                                           119,748               123,680                    -                243,428
General and administrative expense                         64,684               102,547              (16,780)(8)            150,451
                                                ------------------   -------------------    -----------------     ------------------
     Total operating expenses                             184,432               226,227              (16,780)               393,879

OTHER INCOME (EXPENSES)
----------------------

Merger and intergration                                   (26,730)                    -                    -                (26,730)
Depreciation and amortization                             (15,487)              (20,632)              (6,643)(7)            (42,762)
Interest income (expense)                                 (11,263)              (12,228)              10,193 (5)            (57,251)
                                                                                                     (21,375)(6)
                                                                                                     (16,250)(6)

                                                                                                      (6,328)(6)

Corporate general and administrative expense              (12,635)                    -                    -                (12,635)
                                                ------------------   -------------------    -----------------     ------------------

     TOTAL EXPENSES                                       250,547               259,087               23,623                533,257
                                                ------------------   -------------------    -----------------     ------------------

Income (loss) before income tax benefit (expense)         (23,014)              (13,360)             (23,623)               (59,997)
                                                ------------------   -------------------    -----------------     ------------------

Income tax benefit                                          2,333                 1,117                    -                  3,450
                                                ------------------   -------------------    -----------------     ------------------

     NET INCOME (LOSS)                                  $ (20,681)            $ (12,243)           $ (23,623)             $ (56,547)
                                                ==================   ===================    =================     ==================


Notes to Unaudited Pro Forma Consolidated Financial Statements:

 (1) On January 21, 2000, VANTAS agreed to merge with HQ. This transaction is expected to be funded with approximately $350 million in bank debt and $187.4 million of third party equity. As part of the transaction Carr will receive approximately $237 million in cash and approximately 19% of equity in HQ-NEWCO. RSI and the third party equity will own approximately 50% and 31%, respectively, of HQ-NEWCO, once the remaining VANTAS common shareholders will receive approximately $33.4 million for the redemption of their 16% interest in VANTAS. Simultaneously with the merger approximately $142.9 million of existing HQ debt and approximately $108.95 million of existing VANTAS debt will be retired. As a result of the merger, HQ-NEWCO pro forma balance sheet and statements of operations reflects the consolidation of VANTAS and HQ. All necessary eliminations have been recorded.

 (2) Represents the ownership value in HQ-VANTAS of Carr (19%) and the minority shareholder (31%) of approximately $133.8 million and $187.4 million, respectively.

 (3) The VANTAS pro forma results of operations for the year ended December 31, 1999 were based on historical results of operations of VANTAS as adjusted for acquisitions. See Schedule I for more detail.

 (4) The HQ pro forma results of operations for the year ended December 31, 1999 were based on historical results of operations of HQ as adjusted for acquisitions. See Schedule II for more detail.

 (5) Elimination of interest expense associated with approximately $142.9 million of existing HQ debt and approximately $108.95 million of existing VANTAS debt that will be retired.

 (6) To record interest expense associated with the new debt obtained of approximately $225 million at an interest rate of LIBOR +350 basis points (9.5%) and approximately $125 million at an interest rate of 13%. Additionally as part of the obatining debt financing the HQ-NEWCO will issue warrants valued at approximately $50.6 million, which are being amortized into interest expense over the eight year debt term.

 (7) Amortization expense on goodwill associated with VANTAS and HQ merger, as if the merger occurred on January 1,1999. Goodwill is being amortized over a 30 year period based on HQ-NEWCO's assessment of the significant barriers to entry due to the rapid consolidation in the executive suites business and the continuing value of the HQ trademark. The goodwill adjustment represents amortization for the year which were not included in the historical results.

 (8) Adjustment reflects a reduction in general and administrative expenses. In connection with the merger HQ-NEWCO management believes it will realize cost savings related to (a) a reduction in the number of (i) VANTAS corporate administrative and support employees, (ii) termination of area district managers and client service specialists, (b) the combination of overlapping support and administrative systems as well as the elimination of rent, marketing, travel and entertainment expenses.

      A summarization of these savings is outlined below for the years ended December 31, 1999 (in thousands):

                                                                     HQ-NEWCO
                                      Employees         Cost        Pro Forma
                                    Terminated (a)  Savings (b)     Adjustment
                                    --------------  -----------     ----------
      Salaries and related benefits  $ (12,150)           $ -      $ (12,150)
      Rent expense                           -         (1,840)        (1,840)
      Marketing and promotion                -         (1,490)        (1,490)
      Travel and entertainment               -         (1,300)        (1,300)
                                ---------------------------------------------
                                     $ (12,150)      $ (4,630)     $ (16,780)
                                =============================================


Schedule I

VANTAS INCORPORATED AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1999
(Dollars in thousands, except per share amounts)
(UNAUDITED)


                                                              VANTAS                     PRO FORMA                    VANTAS
                                                            HISTORICAL                ADJUSTMENTS (1)               PRO FORMA
                                                        --------------------       -----------------------     ---------------------
REVENUES
--------

Office rentals                                                    $ 124,564                       $ 7,517                 $ 132,081
Support services and other income                                    90,479                         4,973                    95,452
                                                        --------------------       -----------------------     ---------------------

     TOTAL REVENUES                                                 215,043                        12,490                   227,533
                                                        --------------------       -----------------------     ---------------------

EXPENSES
--------

Cost of revenue                                                     113,725                         6,023                   119,748
General and administrative expense                                   61,729                         2,955                    64,684
                                                        --------------------       -----------------------     ---------------------
     Total operating expenses                                       175,454                         8,978                   184,432

OTHER INCOME (EXPENSES)
----------------------

Merger and intergration                                             (26,730)                            -                   (26,730)
Depreciation and amortization                                       (14,858)                         (629)                  (15,487)
Interest income (expense)                                           (10,265)                         (998)                  (11,263)
Corporate general and administrative expense                        (11,996)                         (639)                  (12,635)
                                                        --------------------       -----------------------     ---------------------

     TOTAL EXPENSES                                                 239,303                        11,244                   250,547
                                                        --------------------       -----------------------     ---------------------

Income (loss) before income tax benefit (expense)                   (24,260)                        1,246                   (23,014)
                                                        --------------------       -----------------------     ---------------------

Income tax benefit (expense)                                          2,841                          (508)                    2,333
                                                        --------------------       -----------------------     ---------------------

     NET INCOME (LOSS)                                            $ (21,419)                        $ 738                 $ (20,681)
                                                        ====================       =======================     =====================


(1) Pro forma adjustments reflects the results of operations of business centers acquired for the periods which are not included in the historical results. These adjustments also include: additional depreciation expense on fixed assets acquired as well as amortizartion expense on goodwill associated with the purchase of the business centers by VANTAS as if the acquisitions had occured on January 1, 1999. Additionally, interest expense relating to borrowings on VANTAS' loan facility to finance the purchases has also been reflected.

Schedule II

HQ GLOBAL WORKPLACE , INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1999
(Dollars in thousands, except per share amounts)
(UNAUDITED)

                                             HQ                   HQ (UK)                PRO FORMA                     HQ
                                         HISTORICAL              HISTORICAL           ADJUSTMENTS (1)               PRO FORMA
                                      ------------------     -------------------     -------------------      ----------------------
REVENUES
--------

Business center revenue                       $ 216,316                $ 20,011                 $ 9,400                   $ 245,727
                                      ------------------     -------------------     -------------------      ----------------------

     TOTAL REVENUES                             216,316                  20,011                   9,400                     245,727
                                      ------------------     -------------------     -------------------      ----------------------

EXPENSES
--------

Business center expenses                        116,585                   2,931                   4,164                     123,680
General and administrative expenses              76,754                  21,542                   4,251                     102,547
Interest expense, net                             7,680                   1,541                   3,007                      12,228
Depreciation and amortization                    18,797                   2,719                    (884)                     20,632
                                      ------------------     -------------------     -------------------      ----------------------

     TOTAL EXPENSES                             219,816                  28,733                  10,538                     259,087
                                      ------------------     -------------------     -------------------      ----------------------

Loss before

Income tax benefit                               (3,500)                 (8,722)                 (1,138)                    (13,360)
                                      ------------------     -------------------     -------------------      ----------------------

Income tax benefit                                  504                     389                     224                       1,117
                                      ------------------     -------------------     -------------------      ----------------------

     NET LOSS                                  $ (2,996)               $ (8,333)                 $ (914)                  $ (12,243)
                                      ==================     ===================     ===================      ======================

                  (1) Pro forma adjustment represents adjustments to the operations of the entities acquired during fiscal 1998 and fiscal 1999 and also HQ UK and HQ Europe to show the operations as if the acquisitions were effective at January 1, 1999. These adjustments include the following: adjustment in rent expense to conform with Generally Accepted Accounting Principles ("GAAP"), adjustments in goodwill amortization arising from the allocation of purchase price (goodwill is amortized straight-line over its estimated useful life of 30 years), adjustment in depreciation expense to conform with GAAP, compensation expense associated with the vesting of restricted stock units and income tax effects of pro forma adjustments.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       RECKSON SERVICE INDUSTRIES, INC.



                                       By: /s/ Michael Maturo
                                          ------------------------------------
                                          Michael Maturo
                                          Executive Vice President,
                                          Chief Financial Officer and Treasurer


Date:  February 28, 2000